UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Yum China Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Yum China Holdings, Inc.

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China

April 14, 2022

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders of Yum China Holdings, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Friday, May 27, 2022, at 8:00 a.m. Beijing/Hong Kong time (Thursday, May 26, 2022, at 8:00 p.m. U.S. Eastern time). Our Board of Directors determined that it is prudent to hold a virtual meeting again this year, in light of the continued public health concerns regarding the novel coronavirus (COVID-19) pandemic and related travel restrictions.

You may attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/YUMC2022. To participate in the Annual Meeting, you will need the 16-digit control number which appears on your Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card or the instructions that accompanied your proxy materials. The attached notice of annual meeting and proxy statement contain details of the business to be conducted at the Annual Meeting and the detailed procedures for attending, submitting questions and voting at the Annual Meeting. In addition, the Company’s 2021 annual report, which is being made available to you along with the proxy statement, contains information about the Company and its performance.

Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the Annual Meeting. You may vote your shares over the Internet or via telephone. If you received a paper copy of the proxy materials, you may complete, sign, date and mail the proxy card in the postage-paid envelope provided.

Sincerely,

Joey Wat

Chief Executive Officer

Yum China Holdings, Inc.

Notice Of Annual Meeting

Of Stockholders

Time and Date:	8:00 a.m. Beijing/Hong Kong time on Friday, May 27, 2022 / 8:00 p.m. U.S. Eastern time on Thursday, May 26, 2022.

Location:	Online at www.virtualshareholdermeeting.com/YUMC2022.

Items of Business:	(1) To elect the 10 director nominees named in the accompanying proxy statement to serve for a one-year term expiring at the 2023 annual meeting of the Company’s stockholders.

(2) To ratify the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2022.

(3) To approve, on an advisory basis, the Company’s named executive officer compensation.

(4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on March 28, 2022.

Attending the Meeting:

Stockholders of record as of the close of business on March 28, 2022 and the general public will be able to attend the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/YUMC2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 8:00 a.m. Beijing/Hong Kong time on May 27, 2022 / 8:00 p.m. U.S. Eastern time on May 26, 2022. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures.

How to Vote:

You may vote over the Internet or via telephone by following the instructions set forth in the accompanying proxy statement. If you received a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the Annual Meeting using your 16-digit control number, you may vote during the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote promptly.

Date of Mailing:	This notice of Annual Meeting, the accompanying proxy statement and the form of proxy are first being mailed to stockholders on or about April 14, 2022.

By Order of the Board of Directors,

Joseph Chan

Chief Legal Officer

PROXY STATEMENT – TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

MEETING INFORMATION

Time and Date:     8:00 a.m. Beijing/Hong Kong time on Friday, May 27, 2022 /

                               8:00 p.m. U.S. Eastern time on Thursday, May 26, 2022

Location:              Online at www.virtualshareholdermeeting.com/YUMC2022

Record Date:        March 28, 2022

HOW TO VOTE

Stockholders of record as of the close of business on March 28, 2022 may vote by using any of the following methods:

Before the Annual Meeting:

•	Via Internet by following the instructions on www.proxyvote.com;

•	Via telephone by calling 1 (800) 690-6903 (toll-free in the U.S.) and following the instructions provided by the recorded message; or

•	Via mail, if you received your proxy materials by mail, by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on May 26, 2022 / 11:59 p.m.

U.S. Eastern time on May 25, 2022. Proxies submitted by mail must be received prior to the meeting.

During the Annual Meeting:

•	Vote online during the Annual Meeting. You may vote during the Annual Meeting through www.virtualshareholdermeeting.com/YUMC2022 using your 16-digit control number.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares during the Annual Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

YUM CHINA – 2022 Proxy Statement	1

PROXY STATEMENT SUMMARY

ITEMS OF BUSINESS

Proposal	Board Voting Recommendation	Page Reference

1. Election of the 10 Director Nominees Named in this Proxy Statement to Serve for a One-Year Term	FOR each nominee	26

2. Ratification of the Appointment of KPMG Huazhen LLP as the Company’s Independent Auditor for 2022	FOR	32

3. Advisory Vote on Named Executive Officer Compensation	FOR	34

COMPANY OVERVIEW

Yum China Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) is the largest restaurant company in China in terms of system sales, with $9.9 billion of revenues in 2021 and over 11,700 restaurants as of year-end 2021. Our growing restaurant network consists of our flagship KFC and Pizza Hut brands, as well as emerging brands such as Little Sheep, Huang Ji Huang, Lavazza, COFFii & JOY, Taco Bell and East

Dawning. We have the exclusive right to operate and sublicense the KFC, Pizza Hut and, subject to achieving certain agreed-upon milestones, Taco Bell brands in China (excluding Hong Kong, Macau and Taiwan), and own the intellectual property of the Little Sheep, Huang Ji Huang, COFFii & JOY and East Dawning concepts outright.

2	YUM CHINA – 2022 Proxy Statement

PROXY STATEMENT SUMMARY

SUMMARY INFORMATION REGARDING NOMINEES

The following table provides summary information about each of the nominees to our board of directors (the “Board of Directors” or the “Board”).

Name	Age	Director Since	Primary Occupation	Independent	Board Committee Membership as of April 14, 2022
					A	C	G	F
Fred Hu (Chairman)	58	2016	Chairman and founder of Primavera Capital Group	✓			CC

Joey Wat	50	2017	Chief Executive Officer of the Company

Peter A. Bassi	72	2016	Former Chairman of Yum! Restaurants International	✓	CC			X

Edouard Ettedgui	70	2016	Non-Executive Chairman of Alliance Française, Hong Kong	✓		X	X	X

Cyril Han	44	2019	Chief Financial Officer of Ant Group Co., Ltd.	✓	X

Louis T. Hsieh	57	2016	Global Chief Financial Officer of Hesai Technology	✓	X			X

Ruby Lu	51	2016	Venture capitalist	✓		CC	X

Zili Shao	62	2016	Non-executive Chairman of Fangda Partners	✓	X			CC

William Wang	47	2017	Partner of Primavera Capital Group	✓		X

Min (Jenny) Zhang	48	2021	Former Vice-chairlady of Huazhu Group Limited	✓	X	X	X

A – Audit Committee; C – Compensation Committee; G – Nominating and Governance Committee; F – Food Safety and Sustainability Committee;

CC – Committee Chair

The following charts summarize the diversity of our director nominees.

YUM CHINA – 2022 Proxy Statement	3

PROXY STATEMENT SUMMARY

GOVERNANCE HIGHLIGHTS

The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its principles and practices align management and stockholder interests. Highlights include:

Director Independence	• Independent Board Chairman • 9 of 10 director nominees are independent

Director Elections and Attendance

•  Annual election of all directors

•  Majority voting policy for elections of directors in uncontested elections

•  Proxy access for director nominees by stockholders

•  99% director attendance at Board and committee meetings in 2021

Board Refreshment and Diversity

•  Board Diversity Policy

•  Directors with experience, qualifications and skills across a wide range of public and private companies

•  Directors reflect diversity of age, gender, race and nationality

•  Average director nominee age of 56 as of April 14, 2022

•  Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•  Stockholders holding at least 25% of the Company’s outstanding shares have the right to call special meetings

•  Active stockholder engagement

•  No shareholder rights plan (also known as a poison pill)

•  Director and executive officer stock ownership policies

•  Policy prohibiting hedging or other speculative trading of Company stock

•  Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•  Board access to senior management and independent advisors

4	YUM CHINA – 2022 Proxy Statement

PROXY STATEMENT SUMMARY

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our Investor Relations website is located at ir.yumchina.com. Although the information contained on or connected to our website is not part of this proxy statement, you can view additional information on our website, such as our 2021 annual report, the charters of our Board committees, our Corporate Governance Principles, our Code of Conduct and reports that we file with the Securities and Exchange Commission (the “SEC”) and the Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange” or the “HKEX”). Copies of these documents may also be obtained free of charge by writing to Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Corporate Secretary.

YUM CHINA – 2022 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

The Board of Directors of Yum China Holdings, Inc. solicits the enclosed proxy for use at the Annual Meeting to be held at 8:00 a.m. Beijing/Hong Kong time on Friday, May 27, 2022 / 8:00 p.m. U.S. Eastern time on Thursday, May 26, 2022. The Annual Meeting will be held in a virtual-only format, through a live audio webcast. The meeting will only be conducted via webcast; there will be no physical meeting location. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from stockholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder of record as of the close of business on March 28, 2022, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our 2021 annual report available to our stockholders electronically via the Internet. On or about April 14, 2022, we mailed to our stockholders the Notice containing instructions on how to access this proxy statement and our 2021 annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a copy. The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and the annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

6	YUM CHINA – 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why is the Annual Meeting a virtual meeting this year?

In light of the continued public health concerns regarding the COVID-19 pandemic and related travel restrictions, the Board of Directors has determined that it is prudent to hold the Annual Meeting in a virtual-only format, conducted via live audio webcast.

The Board of Directors has been monitoring the impact of the COVID-19 pandemic, including with regard to the health and well-being of our employees and stockholders, as well as the related government-imposed restrictions on travel. Hosting the Annual Meeting in a virtual-only format protects our employees and stockholders during this time. It provides easy access for stockholders and facilitates participation without the need to travel, since stockholders can participate from any location around the world.

How do I attend the Annual Meeting?

The Annual Meeting will be held in a virtual-only format, through a live audio webcast. The Annual Meeting will only be conducted via webcast; there will be no physical meeting location. Stockholders of record as of the close of business on March 28, 2022 and the general public will be able to attend the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/YUMC2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 8:00 a.m. Beijing/Hong Kong time on May 27, 2022 / 8:00 p.m. U.S. Eastern time on May 26, 2022. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. We encourage our stockholders to access the meeting prior to the start time.

May stockholders ask questions?

Yes. Stockholders will have the ability to submit questions during the Annual Meeting via the Annual Meeting website. As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer all questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct which are pertinent to the Company and the meeting matters, as time permits.

What if I have technical difficulties or trouble accessing the Annual Meeting?

Beginning 30 minutes prior to the start of and during the Annual Meeting, you may contact 1 (844) 986-0822 (U.S.) or 1 (303) 562-9302 (International) for technical assistance.

Who may vote?

You may vote if you owned any shares of Company common stock as of the close of business on the record date, March 28, 2022. Each share of Company common stock is entitled to one vote. As of March 28, 2022, there were 423,694,283 shares of Company common stock outstanding.

YUM CHINA – 2022 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I voting on?

You will be voting on the following three items of business at the Annual Meeting:

•	The election of the 10 director nominees named in this proxy statement to serve for a one-year term;

•	The ratification of the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2022; and
•	The approval, on an advisory basis, of the Company’s named executive officer compensation.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the 10 nominees named in this proxy statement for election to the Board;

•	FOR the ratification of the appointment of KPMG Huazhen LLP as our independent auditor for 2022; and

•	FOR the proposal on named executive officer compensation.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet—we encourage you to vote online at www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone—you may vote by making a telephone call to 1 (800) 690-6903 (toll-free in the U.S.); or

•	By mail—if you received your proxy materials by mail, you may vote by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on May 26, 2022 / 11:59 p.m. U.S. Eastern time on May 25, 2022. Proxies submitted by mail must be received prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote before the Annual Meeting depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Can I vote during the Annual Meeting?

Yes. To vote during the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares during the Annual Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote during the Annual Meeting depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

8	YUM CHINA – 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it to us for receipt prior to the Annual Meeting;

•	voting again through the Internet or by telephone prior to 11:59 a.m. Beijing/Hong Kong time on May 26, 2022 / 11:59 p.m. U.S. Eastern time on May 25, 2022;
•	giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

•	voting again during the Annual Meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability change your vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Who will count the votes?

Representatives of Broadridge Financial Solutions will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board set forth on page 2.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our U.S. transfer agent is Computershare Trust Company, N.A., which may be reached at 1 (877) 854-0865 (U.S.) and 1 (781) 575-3102 (International). Computershare Investor Services Limited, which can be reached at 852-2862-8500 (Hong Kong), acts as our co-transfer agent to maintain the Hong Kong share register.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted on certain matters if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York

Stock Exchange (the “NYSE”) rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

YUM CHINA – 2022 Proxy Statement	9

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

The proposal to ratify the appointment of KPMG Huazhen LLP as our independent auditor for 2022 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other matters to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting via webcast using your 16-digit control number or if you properly submit a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the shares of Company common stock outstanding as of March 28, 2022 must be present via webcast or represented by proxy at the Annual Meeting. This is referred to as a “quorum.” Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the election of directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles and are described under “Governance of the Company—Majority Voting Policy.”

How many votes are needed to approve the other proposals?

Proposals 2 and 3 must receive the “FOR” vote of a majority of the shares of our common stock, present via webcast or represented by proxy, and entitled to vote at the Annual Meeting. For each of these proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the

Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 2 and 3. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of either of these proposals.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days of the Annual

Meeting. The voting results will also be filed with HKEX simultaneously.

10	YUM CHINA – 2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the

Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

YUM CHINA – 2022 Proxy Statement	11

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its practices align management and stockholder interests.

The corporate governance section of our website makes available certain of the Company’s corporate governance materials, including our Corporate Governance Principles, the charters for each committee and our Code of Conduct. To access these documents on our Investor Relations website, ir.yumchina.com, click on “About Yum China” and then “Corporate Governance.”

Highlights of our corporate governance policies and practices are described below.

Director Independence	• Independent Board Chairman • 9 of 10 director nominees are independent

Director Elections and Attendance

•  Annual election of all directors

•  Majority voting policy for elections of directors in uncontested elections

•  Proxy access for director nominees by stockholders

•  99% director attendance at Board and committee meetings in 2021

Board Refreshment and Diversity

•  Board Diversity Policy

•  Directors with experience, qualifications and skills across a wide range of public and private companies

•  Directors reflect diversity of age, gender, race and nationality

•  Average director nominee age of 56 as of April 14, 2022

•  Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•  Stockholders holding at least 25% of the Company’s outstanding shares have the right to call special meetings

•  Active stockholder engagement

•  No shareholder rights plan (also known as a poison pill)

•  Director and executive officer stock ownership policies

•  Policy prohibiting hedging or other speculative trading of Company stock

•  Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•  Board access to senior management and independent advisors

12	YUM CHINA – 2022 Proxy Statement

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 10 directors, and all directors are standing for re-election at the Annual

Meeting. Each director is elected for a one-year term.

How often did the Board meet in 2021?

Directors are expected, absent extraordinary circumstances, to attend all Board meetings and meetings of committees on which they serve. Our Board met 5 times and the committees collectively met 26 times during 2021. In 2021, overall attendance at Board and committee meetings was 99% and all directors attended at least 75%

of the aggregate total of meetings of the Board and committees on which the director served. Our independent directors meet privately in executive session without management present at each regularly scheduled Board meeting. Our independent Chairman leads these Board executive sessions.

What is the Board’s policy regarding director attendance at the Annual Meeting?

All directors are encouraged to attend the Annual Meeting. All incumbent directors attended the 2021 annual meeting of the Company’s stockholders.

How are director nominees selected?

The Nominating and Governance Committee is responsible for recommending director candidates to the full Board for nomination and election at the annual meetings of stockholders. The Nominating and Governance Committee’s charter provides that it may retain a third-party search firm to identify candidates from time to time. When the Nominating and Governance Committee engages a search firm, it provides the firm with guidance as to the skills, experience and qualifications that it is seeking in potential candidates, which may include, among other things, new directors who would contribute to the collective diversity of the Board. The Nominating and Governance Committee will interview a director candidate before the candidate is submitted to the full Board for approval.

The Nominating and Governance Committee will also consider director candidates recommended by stockholders or other sources in the same manner as nominees identified by the Committee. For a stockholder to submit a candidate for consideration by the Nominating and Governance Committee, a stockholder must notify the Company’s Corporate Secretary by mail at Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024 or at Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China.

In accordance with the Corporate Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Direc-

YUM CHINA – 2022 Proxy Statement	13

GOVERNANCE OF THE COMPANY

tors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated, and are selected based upon contributions they can make to the Board and management. The Nominating and Governance Committee seeks to complete customary vetting procedures and background checks with respect to individuals suggested for potential Board membership by stockholders of the Company or other sources. We believe that each of our directors and director nominees has met the guidelines set forth in the Corporate Governance Principles.

The Company is party to a shareholders agreement with Primavera Capital Group (“Primavera”), and API (Hong Kong) Investment Limited, an affiliate of Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (currently known as Ant Group Co., Ltd., “Ant Group”) pursuant to which Primavera has identified two director designees, Dr. Fred Hu and Mr. William Wang. In addition, Mr. Cyril Han served as the non-voting Board observer designated by Ant Group since November 2016 and was elected as a director at the 2019 annual meeting of the Company’s stockholders.

What are the directors’ qualifications and skills?

As listed below, our directors have experience, qualifications and skills across a wide range of public and private companies spanning many different industries, possess-

ing a broad spectrum of experience both individually and collectively. They possess a diverse mix of regional, industry and professional expertise.

	Executive Leadership	Industry	Information Technology	Regional (China/Asia Pacific)	Public Company Board
Fred Hu	✓		✓	✓	✓

Joey Wat	✓	✓		✓	✓

Peter A. Bassi	✓	✓			✓

Edouard Ettedgui	✓	✓		✓	✓

Cyril Han	✓		✓	✓	✓

Louis T. Hsieh	✓		✓	✓	✓

Ruby Lu	✓		✓	✓	✓

Zili Shao	✓			✓	✓

William Wang	✓		✓	✓	✓

Min (Jenny) Zhang	✓	✓		✓	✓

How does the composition of our Board reflect diversity?

The Nominating and Governance Committee seeks to recommend nominees that bring a unique perspective to the Board in order to contribute to the collective diversity of the Board. The Board believes that having directors of diverse backgrounds helps the Board better oversee the Company’s management and operations and assess risk and opportunities for the Company’s business model from a variety of perspectives. Under our Board Diversity Policy, diversity is broadly construed to mean a variety of perspectives, skills, personal and professional experiences and backgrounds, and other characteristics represented in both visible and non-visible ways that include, but are not limited to, age, gender, race and nationality. As a part of the director nominating process, the Nominating and Governance Committee considers several factors to ensure the entire Board collectively embraces a wide variety of characteristics. Each director nominee will generally exhibit different and varying degrees of these characteristics. With respect to the Company’s current slate of director nominees, the Company also benefits from the diversity inherent from differences in Board member age, gender, race and nationality. Thirty percent of director nominees are women.

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Can stockholders nominate directors for election to the Board?

Yes, under our Amended and Restated Bylaws (the “Bylaws”), stockholders may nominate persons for elec-

tion as directors at an annual meeting by following the procedures described under “Additional Information.”

What is the Board’s leadership structure?

Our Board is currently led by an independent Chairman, Dr. Fred Hu. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman and through the Board’s composition, committee system and policy of having regular executive sessions of non-management directors, all of which are discussed below this section. Further, separating the Chairman and Chief Executive Officer roles enables the Chairman to focus on corporate governance matters and the Chief Executive Officer to focus on the Company’s business. We find that this structure works well to foster an open dialogue and constructive feedback among the independent directors and management. It further allows the Board to effectively represent the best interests of all stockholders and contribute to the Company’s long-term success.

To promote effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit Committee, Compensation Committee, Nominating and Governance Committee and Food Safety and Sustainability Committee of the Board of Directors operate pursuant to their respective written charters. These charters were approved by the Board of Directors and are reviewed annually by the respective committees. Each charter is available on the Company’s website at ir.yumchina.com.

•

Governance Principles. The Board of Directors has adopted Corporate Governance Principles, which are intended to embody the governance principles and procedures by which the Board functions. These principles are available on the Company’s website at ir.yumchina.com.

•	Ethical Guidelines. Yum China’s Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to all directors and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. All employees of the Company are required, on an annual basis, to complete the Yum China Code of Conduct Questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at ir.yumchina.com. The Company intends to post amendments to or waivers from the Code of Conduct (to the extent applicable to directors or executive officers and required by the rules of the SEC, NYSE or HKEX) on this website.

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GOVERNANCE OF THE COMPANY

What other significant Board governance practices does the Company have?

•

Annual Election of Directors. In accordance with our Amended and Restated Certificate of Incorporation, our directors are elected to serve a one-year term and until their successors are elected and qualified or until their earlier death, resignation or removal.

•

Role of Lead Director. Our Corporate Governance Principles require the independent directors to appoint a Lead Director when the Chairman does not qualify as independent in accordance with the applicable rules of the NYSE. The Company currently does not have a Lead Director because the Chairman of the Board is independent.

•

Executive Sessions. Our independent and non-management directors meet regularly in executive session. The executive sessions are attended only by the independent and non-management directors and are presided over by the independent Chairman. Our independent directors also meet in executive session at least once per year.

•

Board and Committee Evaluations. The Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Each year, the Nominating and Governance Committee oversees the design and implementation of the evaluation process, focused on the Board’s contribution to the Company and on areas in which the Board believes a better contribution could be made. In addition, each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Food Safety and Sustainability Committee also conducts a similar annual self-evaluation pursuant to their respective charters. Written questionnaires completed by each director, as well as discussions with selected directors, solicit feedback on a wide range of issues, including Board/committee composition and leadership, meetings, responsibilities and overall effectiveness. A summary of the Board and committee evaluation results is discussed with the Board and with the respective commit-

tees, and policies and practices are updated in response to the evaluation results. Director suggestions for improvements to evaluation questionnaires and processes are considered for incorporation for the following year.

•

Retirement Policy. Pursuant to our Corporate Governance Principles, independent or non-management directors may not stand for re-election to the Board after they have reached the age of 75, unless the Board unanimously elects to have the director stand for re-election.

•

Limits on Director Service on Other Public Company Boards. Our Corporate Governance Principles provide that directors may serve on no more than four other public company boards. The Company’s Chief Executive Officer, if a director, may serve on no more than one other public company board. All directors are expected to advise the Chairman and the Chair of the Nominating and Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of other public company boards.

•

Majority Voting Policy. Our Bylaws require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “FOR” their election in excess of 50% of the number of votes cast with respect to that director’s election. The Corporate Governance Principles further provide that any incumbent director who does not receive a majority of “FOR” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation and publicly disclose the Board’s decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

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•

Access to Management and Employees. Our directors have complete and open access to senior members of management. Our Chief Executive Officer invites key employees of the Company to attend Board sessions at which the Chief Executive Officer believes they can meaningfully contribute to Board discussion.

•

Access to Outside Advisors. The Board and Board committees have the right to consult and retain independent legal and other advisors at the expense of the Company. The Audit Committee has the sole authority to appoint, determine funding for and replace the independent auditor. The Compensation Committee has the sole authority to retain any advisor to assist it in the performance of its duties, after taking into consideration all factors relevant to the advisor’s independence from management. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Food Safety and Sustainability Committee has the authority to consult and retain any advisor to assist it in connection with the exercise of its responsibilities and authority.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management framework. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee, the Compensation Committee and the Food Safety and Sustainability Committee.

Audit Committee

The Audit Committee engages in substantive discussions with management regarding the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Head of Corporate Audit reports directly to the Audit Committee, as well as our Chief Financial Officer. The Audit Committee also receives reports at each committee meeting regarding legal and regulatory risks from management and meets periodically in separate executive sessions with our independent auditor and our Head of Corporate Audit. The Chief Legal Officer reports regularly to the Audit Committee on the Company’s key risk areas and compliance programs. The Audit Committee periodically provides a summary to the full Board of the risk areas reviewed together with any other risk-related subjects discussed at the Audit Committee meeting. Alternatively, the Board may review and discuss directly with management the major risks arising from the Company’s business and operations.

Compensation Committee

The Compensation Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board. This oversight helps ensure the Company’s compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive or inappropriate risk-taking.

Food Safety and Sustainability Committee

The Food Safety and Sustainability Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to the protection of food safety. The Committee monitors trends, issues and concerns affecting the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety.

The Food Safety and Sustainability Committee also assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental, supply chain and food nutrition and health. The Committee monitors trends, issues and concerns affecting the Company’s sustainability practices, policies, procedures, strategies and initiatives.

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GOVERNANCE OF THE COMPANY

How does the Board oversee food safety risk?

The Board and the Food Safety and Sustainability Committee are involved in oversight of the Company’s food safety risk. The Food Safety and Sustainability Committee assists the Board in the oversight of food safety risk and regularly receives reports from management in connection with the Company’s practices, procedures, strategies and initiatives relating to food safety and the risks arising therefrom. The Board and the Food Safety and

Sustainability Committee also monitor and evaluate significant changes in regulatory requirements on food safety, material food safety incidents that could potentially affect the Company, as well as any severe public health situations, including the COVID-19 pandemic, that could adversely affect the Company’s business and operations.

How does the Board oversee cybersecurity risk?

The Board and the Audit Committee are involved in oversight of the Company’s cybersecurity risk. The Audit Committee assists the Board in the oversight of cybersecurity and other technology risks, discusses with management cybersecurity risk mitigation and incident management, and reviews management reports regarding the Company’s cybersecurity governance processes, incident response system and applicable cybersecurity laws, regulations and standards, status of projects to strengthen internal cybersecurity, the evolving threat environment, vulnerability assessments, specific cybersecurity incidents and management’s efforts to monitor, detect and prevent cybersecurity threats.

The Company’s cybersecurity programs are regularly reviewed by independent third parties against established regulatory and industry standards. The Company has maintained ISO/IEC 27001:2013 certification since 2018 for certain e-commerce business. We incorporate regular information security training as part of our employee education and development program. To its knowledge, the Company has not experienced a significant cybersecurity breach within the last three years. The Company maintains cybersecurity insurance as part of its overall insurance portfolio.

How does the Board oversee sustainability risk?

The Company strives to establish a responsible ecosystem by building sustainable restaurants, creating a sustainable supply chain with partners, and building sustainable communities with all stakeholders. The Company has established sustainability management mechanisms all the way from the Board to the frontline restaurant teams. At the Board level, the Food Safety and Sustainability Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental, supply chain and food nutrition and health. The Food Safety and Sustainability Committee monitors trends, issues and concerns affecting the Company’s sustainability prac-

tices, policies, procedures, strategies and initiatives. The Food Safety and Sustainability Committee obtains reports from management as the Committee deems necessary or desirable. The Company has also established a Sustainability Committee comprised of selected leadership team members, the sustainability officer, and cross-functional teams. The Sustainability Committee members meet quarterly to track the implementation of material topics, evaluate sustainability risks, and develop risk management strategies and measures. The Board considers these sustainability matters at least annually in connection with the strategic plan.

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How has the Board overseen the Company’s response to COVID-19?

Since the outbreak of COVID-19, the Board and its committees took additional actions to ensure effective oversight of the Company’s response plans to mitigate the risks related to the pandemic. In addition to a COVID-19 crisis management team comprised of cross-brand and cross-functional executives at the management level, the Board has formed a crisis management committee to support management during the COVID-19 pandemic.

Through regular updates and additional communications with management, the Board has actively participated in overseeing the Company’s management of the

COVID-19 crisis, including protecting the health and safety of our employees and customers, evaluating the impact of the pandemic on the Company’s operations and strategies, monitoring continued compliance with applicable regulatory requirements, managing human capital and assessing the impact of the pandemic on the Company’s liquidity and financial position. With the ongoing COVID-19 pandemic, it will continue to be a key focus of the Board’s risk oversight activity.

What is the Board’s role in management development and succession planning?

The Board considers management development and succession planning to be a critical part of our Company’s long-term strategy. In accordance with our Corporate Governance Principles, the Board reviews the Company’s succession planning, including succession planning in the case of retirement of the Chief Executive Officer of the Company. The Chief Executive Officer periodically reports to the Board with regard to his or her recommen-

dations for potential successors to senior executive positions and development plans for such individuals. In addition, the Board reviews recommendations from an independent committee with regard to the performance evaluation of the Chief Executive Officer, which the committee conducts annually, in accordance with its charter.

How does the Board determine which directors are considered independent?

The Company’s Corporate Governance Principles, adopted by the Board, require that a majority of the directors qualify as independent in accordance with the applicable rules of the NYSE. The Board also considers independence requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HK Listing Rules”). The Board determines on an annual basis whether each director qualifies as independent pursuant to the applicable rules of the NYSE and the HK Listing Rules.

Pursuant to the Corporate Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Corporate Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

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GOVERNANCE OF THE COMPANY

As a result of the review, the Board affirmatively determined that all of the directors and director nominees are independent of the Company and its management under NYSE rules and the HK Listing Rules, with the exception of Joey Wat. Ms. Wat is not considered an independent director because she is the current Chief Executive Officer of the Company.

In reaching this conclusion, the Board determined that Dr. Hu, Messrs. Bassi, Ettedgui, Han, Hsieh, Shao and Wang and Mess. Lu and Zhang had no material relationship with the Company other than their relationship as a director.

How do stockholders communicate with the Board?

Stockholders or other parties who wish to communicate directly with the non-management directors, individually or as a group, or the entire Board may do so by writing to the Nominating and Governance Committee, c/o the Corporate Secretary, Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas, 75024. The Nominating and Governance Committee of the Board has approved a process for handling correspondence received by the Company and addressed to non-management members of the Board or the entire Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated member of the Nominating and Governance Committee copies of all such correspondence (except commercial correspondence and correspondence that is duplicative in nature) and a summary of all such correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from stockholders relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and to the internal audit department and are handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from stockholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

Do stockholders have the right to call special meetings?

At the 2021 annual meeting of stockholders of the Company, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to allow stockholders holding at least 25% of the Company’s outstanding shares the right to call special meetings of stockholders, subject to the requirements and procedures set forth in the Company’s Bylaws.

How do the Board and management engage with stockholders?

Our Board and management are committed to regular engagement with our stockholders. In 2021, we reached out to our top 25 stockholders, as well as selected stockholders who previously indicated interest in having engagement calls, which comprise holders of more than 50% of the outstanding shares of Company common stock, in order to solicit their input on important governance, executive compensation, sustainability and other matters. Additionally, our senior management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage in meaningful dialogue with our stockholders, including through our quarterly earnings calls and investor conferences and meetings. Our senior management team regularly reports to our Board and, as applicable, committees of our Board, regarding stockholder views.

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GOVERNANCE OF THE COMPANY

We regularly evaluate and respond to the views voiced by our stockholders. In response to the continuous stockholder focus on diversity, including Board diversity, we adopted the Board Diversity Policy in 2021, setting forth the factors to be considered in connection with director nominations and formalizing our approach to Board diversity.

We also discussed with our stockholders our commitment to environmental sustainability and our enhanced sustainability performance. In 2021, we announced our commitment to supporting the Paris Agreement by setting science-based emissions reduction targets, including a goal to reach net-zero value chain greenhouse gas emis-

sions by 2050. We also disclosed the impacts of environmental risks and opportunities in our annual Sustainability Report and CDP questionnaires.

In addition, beginning with the 2021 annual incentive program, environmental, social and governance (“ESG”) measures have been incorporated into the key performance indicators that are used to determine the individual performance factor for each leadership team member and we have expanded our disclosures on the ESG measures. See “Recent Compensation Highlights” and “2021 NEO Compensation and Performance Summary” under “Executive Compensation” for more information.

What are the Company’s policies on reporting of concerns regarding accounting and auditing matters?

The Audit Committee has established policies on reporting concerns regarding accounting and auditing matters in addition to our policy on communicating with our non-management directors. Any employee may, on a confidential or anonymous basis, submit complaints or concerns regarding accounting or auditing matters to the Chief Legal Officer of the Company through the Company’s Employee Hotline or by e-mail or regular mail. If an employee is uncomfortable for any reason contacting the Chief Legal Officer, the employee may contact the Chairperson of the Audit Committee. The Chief Legal Officer maintains a log of all complaints or concerns, tracking their receipt, investigation and resolution and prepares a periodic summary report thereof for the Audit Committee.

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GOVERNANCE OF THE COMPANY

What are the Committees of the Board?

The Board of Directors has standing Audit, Compensation, Nominating and Governance and Food Safety and Sustainability Committees. Set forth below is a summary of the functions of each committee, the members of each committee as of April 14, 2022 and the number of meetings each committee held in 2021.

Audit Committee Peter A. Bassi, Chair Cyril Han Louis T. Hsieh Zili Shao Min (Jenny) Zhang Number of meetings held in 2021: 11

•  Possesses sole authority regarding the selection and retention of the independent auditor

•  Reviews and has oversight over the Company’s internal audit function

•  Reviews and approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent auditor

•  Reviews the independence, qualification and performance of the independent auditor

•  Reviews and discusses with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting

•  Reviews and discusses with management and the independent auditor the annual audited financial statements, results of the review of the Company’s quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•  Review and discuss with the independent auditor any critical audit matter (“CAM”) addressed in the audit of the Company’s financial statements and the relevant financial statement accounts and disclosures that relate to each CAM

•  Reviews the Company’s accounting and financial reporting principles and practices, including any significant changes thereto

•  Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct

•  Discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures; and assists the Board in the oversight of cybersecurity and other technology risks. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” and “How does the Board oversee cybersecurity risk?”

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE and that each of Messrs. Bassi, Han and Hsieh and Ms. Zhang is qualified as an audit committee financial expert within the meaning of SEC regulations.

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Compensation Committee Ruby Lu, Chair Edouard Ettedgui William Wang Min (Jenny) Zhang Number of meetings held in 2021: 7

•  Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs

•  Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee

•  Reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executives’ compensation and evaluates their performance in light of those goals and objectives

•  Determines and approves the compensation level of the Chief Executive Officer and other senior executive officers based on this evaluation

•  Reviews the Company’s compensation plans, policies and programs to assess the extent to which they encourage excessive or inappropriate risk-taking or earnings manipulation

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE.

Nominating and Governance Committee Fred Hu, Chair Edouard Ettedgui Ruby Lu Min (Jenny) Zhang Number of meetings held in 2021: 5

•  Identifies and proposes to the Board individuals qualified to become Board members and recommends to the Board director nominees for each committee

•  Advises the Board on matters of corporate governance

•  Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles and recommends any proposed changes to the Board for approval

•  Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance

•  Reviews annually and makes recommendations to the Board with respect to the compensation and benefits of directors

•  Reviews management succession planning and makes recommendations to the Board

•  Review emerging corporate governance issues and best practices

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Food Safety and Sustainability Committee Zili Shao, Chair Peter A. Bassi Edouard Ettedgui Louis T. Hsieh Number of meetings held in 2021: 3

•  Reviews, evaluates and advises the Board regarding the practices, procedures, strategies and initiatives to protect food safety

•  Reviews, evaluates and advises the Board regarding trends, issues and concerns which affect or could affect the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety

•  Reviews and evaluates any corrective action taken by management to address any food safety related risks or incident, if any, and advises the Board regarding any proposed action in relation thereto

•  Reviews, evaluates and advises the Board regarding the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental, supply chain and food nutrition and health

•  Reviews and evaluates the trends, issues and concerns which affect or could affect the Company’s sustainability practices, policies, procedures, strategies and initiatives

•  Reviews and oversees the development and implementation of the goals the Company may establish from time to time with respect to its sustainability initiatives

•  Oversees the reporting and communication with stakeholders with respect to sustainability

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GOVERNANCE OF THE COMPANY

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s Related Person Transaction Policies and Procedures, the Audit Committee reviews the material facts of all related person transactions that require the Audit Committee’s approval and either approves or disapproves of the entry into the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will determine whether such transaction is in, or not opposed to, the best interest of the Company and will take into account, among other factors it deems appropriate, whether such transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships in which (i) a related person has or will have a direct or indirect material interest, (ii) the Company is a participant and (iii) that exceed $120,000 in any calendar year are subject to the Audit Committee’s review. Any director who is a related person with respect to a transaction under review may not participate in any discussion or approval of the transaction, except that the director will provide all material information concerning the transaction to the Audit Committee.

Related persons are directors, director nominees, executive officers, beneficial owners of 5% or more of the outstanding shares of Company common stock and their immediate family members. An immediate family member includes a person’s children, stepchildren, parents, stepparents, spouse, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone sharing such person’s household (other than a tenant or employee).

After its review, the Audit Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $120,000. These transactions include employment of executive officers, director compensation and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company’s total consolidated gross revenues and the related person is not an executive officer of the other company.

There were no transactions considered to be a related person transaction from January 1, 2021 through the date of this proxy statement.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of Company common stock owned by each director is a personal decision. However, the Board strongly supports the position that directors should own a meaningful number of shares of Company common stock and expects that a director will not sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

The Company’s non-employee directors receive a significant portion of their annual compensation in shares of Company common stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our stockholders.

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Does the Company require stock ownership by executive officers?

The Board has adopted Stock Ownership Guidelines, which require executive officers to own a substantial amount of Company common stock in order to promote an ownership mentality among management and align their interests with those of stockholders. See “Executive Compensation—Compensation Policies—Stock Ownership Guidelines and Retention Policy” for more information.

How many shares of Company common stock do the directors and executive officers own?

Stock ownership information for our directors and executive officers is shown under “Stock Ownership Information.”

Does the Company have a policy on hedging or other speculative trading in Company common stock?

Directors, executive officers and certain other designated employees are prohibited from speculative trading in Company common stock, including trading in puts, calls or other hedging or monetization transactions.

How are directors compensated?

Employee directors do not receive additional compensation for serving on the Board of Directors. The annual compensation for each director who is not an employee of the Company is discussed under “2021 Director Compensation.”

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MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 1.    Election of Directors

Who are the director nominees?

Each of the director nominees currently serves as a director of the Company and has been nominated by the Board for election at the Annual Meeting to hold office for a one-year term. If elected, the nominees will hold office until the 2023 annual meeting of the Company’s stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

There are no family relationships among any of the directors, director nominees and executive officers of the Company. Ages are as of April 14, 2022.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

The Board of Directors recommends that you vote FOR the election of the 10 director nominees.

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MATTERS REQUIRING STOCKHOLDER ACTION

Director Nominees

Fred Hu Age 58 Director Since 2016

Fred Hu has served as the chairman and founder of Primavera, a China-based global investment firm, since its inception in 2011. Prior to Primavera, Dr. Hu served in various roles at Goldman Sachs from 1997 to 2010, including as partner and chairman of Greater China at Goldman Sachs Group, Inc. From 1991 to 1996, he served as an economist at the International Monetary Fund (IMF) in Washington D.C. Dr. Hu currently is a member of the board of directors of Industrial and Commercial Bank of China Limited, a company listed on both the Hong Kong Stock Exchange (stock code: 1398) and the Shanghai Stock Exchange (SHA: 601398), and UBS Group AG, a company listed on both the SIX Swiss Stock Exchange (SIX: UBSG) and the New York Stock Exchange (NYSE: UBS). From May 2011 to May 2018, Dr. Hu served as an independent non-executive director of Hang Seng Bank Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0011). From November 2014 to April 2021, he served as an independent non-executive director of Hong Kong Exchanges and Clearing Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0388). Dr. Hu serves as an independent non-executive director for Ant Group since August 2020 and as a co-director of the National Center for Economic Research and a professor at Tsinghua University. Dr. Hu obtained his doctoral degree in economics from Harvard University. Dr. Hu brings to our Board extensive expertise in international affairs and the Chinese economy. In addition, Dr. Hu brings valuable business, strategic development and corporate leadership experience as well as expertise in economics, finance and global capital markets.

Joey Wat Age 50 Director Since 2017

Joey Wat has served as a director of our Company since July 2017 and as the Chief Executive Officer of our Company since March 2018. She served as our President and Chief Operating Officer from February 2017 to February 2018 and the Chief Executive Officer, KFC from October 2016 to February 2017, a position she held at Yum! Restaurants China, from August 2015 to October 2016. Ms. Wat joined Yum! Restaurants China in September 2014 as President of KFC China and was promoted to Chief Executive Officer for KFC China in August 2015. Before joining YUM, Ms. Wat served in both management and strategy positions at A.S. Watson Group (“Watson”), an international health, beauty and lifestyle retailer, in the U.K. from 2004 to 2014. Her last position at Watson was managing director of Watson Health & Beauty U.K., which operates Superdrug and Savers, two retail chains specializing in the sale of pharmacy and health and beauty products, from 2012 to 2014. She made the transition from head of strategy of Watson in Europe to managing director of Savers in 2007. Before joining Watson, Ms. Wat spent seven years in management consulting including with McKinsey & Company’s Hong Kong office from 2000 to 2003. Ms. Wat obtained a master of management degree from Kellogg School of Management at Northwestern University in 2000. Ms. Wat brings to our Board extensive knowledge of the Company’s business and her industry acumen acquired in the course of a career that included several leadership roles in retail companies.

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Peter A. Bassi Age 72 Director Since 2016

Peter A. Bassi served as Chairman of Yum! Restaurants International from 2003 to 2005 and as its President from 1997 to 2003. Prior to that position, Mr. Bassi spent 25 years in a wide range of financial and general management positions at PepsiCo, Inc., Pepsi-Cola International, Pizza Hut (U.S. and International), Frito-Lay and Taco Bell. Mr. Bassi currently serves as lead independent director and chairman of the governance and nominating committee of BJ’s Restaurant, Inc. (NASDAQ: BJRI), where he also serves on the audit committee and compensation committee. He has been a member of the board of BJ’s Restaurant, Inc. since 2004. From January 2009 to May 2019, Mr. Bassi held various positions on the board of Potbelly Corporation (NASDAQ: PBPB). From June 2015 to December 2018, Mr. Bassi served on the value optimization board for Mekong Capital Partners, a private equity firm based in Vietnam. He also served on the board of supervisors of AmRest Holdings SE (WSE: EAT) from 2013 to 2015, and served on the board of the Pep Boys—Manny, Moe & Jack from 2002 to 2009. Mr. Bassi received his master’s degree of business administration (MBA) from the University of Rhode Island in 1972. He brings to our Board knowledge of the restaurant industry and global franchising, as well as financial expertise and extensive public company board and corporate governance experience.

Edouard Ettedgui Age 70 Director Since 2016

Edouard Ettedgui has served as the non-executive chairman of Alliance Française, Hong Kong since 2016. He also served as a non-executive director of Mandarin Oriental International Limited from April 2016 to May 2020, the company for which he was the group chief executive from 1998 to 2016. Prior to his time at Mandarin Oriental International, Mr. Ettedgui was the chief financial officer for Dairy Farm International Holdings, and he served in various roles for British American Tobacco (“BAT”), including as the business development director, group finance controller and group head of finance. From 1990 to 1996, he spent around six years with BAT Industries PLC in London, initially as the head of finance and later as the group finance controller and director for new business development. Mr. Ettedgui graduated from ESSEC Business School (France) in 1975. He brings to our Board senior management experience in various international consumer-product industries, extensive financial expertise and public company board experience.

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Cyril Han Age 44 Director Since 2019

Cyril Han has served as the chief financial officer of Ant Group, an innovative technology provider, since April 2020. Mr. Han joined Ant Group in May 2014 and previously served as senior director and vice president. He joined Alibaba Group, a Chinese multinational conglomerate, as senior director of the corporate finance department in 2011. Before joining Alibaba Group, Mr. Han worked at the investment banking division of China International Capital Corporation from July 2001 to September 2011. He has served as a non-executive director of Hundsun Technologies Inc., a company listed on the Shanghai Stock Exchange (SHA: 600570), since February 2016. He also served as a non-executive director of Zhong An Online P & C Insurance Co., Ltd., a company listed on the Hong Kong Stock Exchange (stock code: 6060), from October 2016 to January 2022. Mr. Han obtained his master’s degree in economics from Tsinghua University. He brings to our Board deep knowledge and insights in the fields of finance and technology.

Louis T. Hsieh Age 57 Director Since 2016

Louis T. Hsieh currently serves as the global chief financial officer, since April 2021, and a director, since June 2021, of Hesai Technology, a leader in lidar technology for autonomous driving and advanced driver assistance systems. Previous to that, Mr. Hsieh served as the chief financial officer of NIO Inc., an electric and autonomous vehicle developer that is listed on the New York Stock Exchange (NYSE: NIO), from May 2017 to October 2019. Mr. Hsieh has held various positions at New Oriental Education & Technology Group, a private educational service provider that is listed on the New York Stock Exchange (NYSE: EDU), including positions as a director since 2007, the president from 2009 to 2016 and the chief financial officer from 2005 to 2015. In addition, Mr. Hsieh serves as an independent director, member of the nominating and corporate governance committee and chairman of the audit committee for JD.com, Inc., an e-commerce company that is listed on the Nasdaq Stock Market (NASDAQ: JD) and the Hong Kong Stock Exchange (stock code: 9618). Previously, Mr. Hsieh served as an independent director and chairman of the audit committee for Nord Anglia Education, Inc. (NYSE: NORD). He also served as an independent director and the chairman of audit committee for both Perfect World Co., Ltd. and China Digital TV Holding Co., Ltd. Mr. Hsieh obtained a juris doctor degree from the University of California at Berkeley in 1990. He brings to our Board corporate leadership and public company board experience as well as his extensive financial and international business experience.

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Ruby Lu Age 51 Director Since 2016

Ruby Lu is a venture capitalist investing in technology start-ups in the U.S. and China. Ms. Lu founded Atypical Ventures, an early-stage technology venture investment firm, in 2019. In 2006, she co-founded DCM China, a venture capital firm. During her more than 12-year tenure at DCM, she invested in, and served as a board member for, many leading technology companies, including BitAuto Holdings Limited, Ecommerce China Dangdang Inc. and Pactera Technology International Ltd. Prior to joining DCM in 2003, Ms. Lu was a vice president in the investment banking group of technology, media and telecommunications at Goldman Sachs & Co. in Menlo Park, California. She is currently an independent director on the boards of Unilever (NYSE: UL) and Uxin Limited (NASDAQ: UXIN). She also served as an independent director and on the audit committee of iKang Healthcare Group, Inc. and as an independent director and Chairman of the special committee for iDreamSky Technologies Limited before these two companies were taken private, as well as an independent director of Blue City Holdings Limited (NASDAQ: BLCT). Ms. Lu obtained her master of arts from Johns Hopkins University in 1996. She brings to our Board public company board experience as well as extensive financial and global market experience.

Zili Shao Age 62 Director Since 2016

Zili Shao has served as the non-executive chairman of Fangda Partners, a leading law firm, since June 2017. Mr. Shao also serves as an independent non-executive director of Bank of Montreal (China) Co., Ltd. and an independent member of the general and supervisory board of EDP – Energias de Portugal, S.A., a multinational energy company listed on the Euronext Lisbon Stock Exchange (stock code: EDP). Mr. Shao is the founder and chairman of MountVue Capital Management Co. Ltd. From September 2015 to January 2018, he served as a non-executive director of Elife Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0223). From April 2015 to May 2017, he served as co-chairman and partner at King & Wood Mallesons China, a law firm. From 2010 to 2015, Mr. Shao held various positions at JP Morgan Chase & Co. (“JP Morgan”), a financial services company, including roles such as chairman and chief executive officer of JP Morgan China and vice chairman of JP Morgan Asia Pacific. Prior to JP Morgan, he was a former partner at Linklaters LLP, a leading international law firm, for 12 years. He acted as managing partner of Linklaters of Greater China and subsequently was appointed managing partner of the Asia Pacific region. Mr. Shao obtained his master’s degree in law from the University of Melbourne in 1994. Mr. Shao brings to our Board extensive professional experience in Asia and public company board and corporate governance experience.

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William Wang Age 47 Director Since 2017

William Wang is one of the founding partners of Primavera. Prior to Primavera, Mr. Wang served as a managing director of Goldman Sachs Merchant Banking/Principal Investment Area, where he led significant successful investments in China for the group. Prior to that, Mr. Wang worked in the investment banking division and private equity group of China International Capital Corporation Limited. Mr. Wang currently serves as a director on the board of Geely Automobile Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0175), and Sunlands Technology Group, a company listed on the New York Stock Exchange (NYSE: STG), in addition to directorships at Primavera’s portfolio companies. Mr. Wang obtained a master of management degree in management science and engineering from Shanghai Jiao Tong University in 2000. He brings to our Board deep knowledge and investment insights of the Chinese market.

Min (Jenny) Zhang Age 48 Director Since 2021

Min (Jenny) Zhang held various leadership positions in Huazhu Group Limited (“Huazhu”), a multi-brand hotel group listed on both the Nasdaq Stock Market (NASDAQ: HTHT) and the Hong Kong Stock Exchange (stock code: 1179) from September 2007 to August 2021, including as vice-chairlady from July 2020 to August 2021, executive vice-chairlady from November 2019 to July 2020, chief executive officer from May 2015 to November 2019, president from January 2015 to May 2015, chief financial officer from March 2008 to May 2015, chief strategic officer from November 2013 to January 2015 and senior vice president of finance from September 2007 to February 2008. Ms. Zhang also serves as an independent director of LAIX Inc., an artificial intelligence company listed on the New York Stock Exchange (NYSE: LAIX). She served as an independent non-executive director of Genscript Biotech Corporation, a company listed on the Hong Kong Stock Exchange (stock code: 1548), from August 2015 to November 2018, and an independent director of OneSmart Education Group Limited, a company listed on the New York Stock Exchange (NYSE: ONE), from March 2018 to February 2020. Ms. Zhang received a master of business administration degree from Harvard Business School in 2003. Ms. Zhang brings to our Board leadership experience in a consumer-focused industry in China, extensive financial expertise and public company board experience.

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ITEM 2.    Ratification of Independent Auditor

What am I voting on?

We are asking stockholders to approve a proposal to ratify the appointment of KPMG Huazhen LLP (“KPMG”) as our independent auditor for 2022. KPMG has served as our independent auditor since 2016.

As part of its audit engagement process, the Audit Committee considers on at least an annual basis the engagement of the independent auditor. In deciding to engage KPMG as the independent auditor for 2022, the Audit Committee considered:

•	KPMG’s performance in 2021;

•	KPMG’s independence;

•	The depth and expertise of the KPMG’s audit team, including its understanding of the Company’s industry, business, operations and systems, as well as accounting policies and processes;

•	The appropriateness of KPMG’s fees;

•	A consideration of KPMG’s known legal risks and significant proceedings that may impair its ability to perform the audit; and

•	KPMG’s tenure as the Company’s independent auditor.

KPMG rotates its lead audit engagement partner every five years. The Audit Committee is directly involved in the evaluation of the lead audit engagement partner to ensure that the he or she is appropriately qualified to lead the Company’s audit. After considering the criteria set forth above, the Audit Committee believes that retaining KPMG as the Company’s independent auditor is in the best interests of the Company and its stockholders.

Will a representative of KPMG attend the Annual Meeting?

Representatives of KPMG will attend the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present via webcast or represented by proxy and entitled to vote at the Annual Meeting. In the event this proposal is not approved, the Audit Committee will reconsider the selection of KPMG as the Company’s independent auditor.

The Audit Committee and the Board of Directors recommend that you vote FOR approval of this proposal.

32	YUM CHINA – 2022 Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

What were KPMG’s fees for audit and other services for 2021 and 2020?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2021 and 2020. All KPMG services for 2021 and 2020 were approved in advance by the Audit Committee specifically or pursuant to procedures outlined below.

	2021	2020*
Audit fees(1)	$3,085,148	$3,840,887
Audit-related fees(2)	10,741	236,235
Tax fees(3)	37,766	29,253
All other fees	—	—

TOTAL FEES	$3,133,655	$4,106,375

(1)

Audit fees include fees for the audit of the annual consolidated financial statements included in the Company’s annual reports, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, and services related to statutory filings or engagements.

(2)	Audit-related fees consist principally of fees for the audit of certain employee benefit plans.

(3)	Tax fees consist principally of fees for tax filling assistance and tax advisory services.

*	Audit fees and Audit-related fees in 2020 also included fees for audit services and review of internal controls in connection with our global offering and secondary listing on the HKEX.

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditor. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements on a categorical basis pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chairperson.

In considering pre-approvals, the Audit Committee considers the nature, scope and fees of the service to be provided to the Company as well as the principles and guidance established by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to auditor independence. Services as to which a general pre-approval has been granted on an annual basis are effective for the applicable year. Any proposed service for which the estimated fees would cause the total fees for that class of service to exceed the applicable estimated fee threshold requires specific approval by the Audit Committee or its delegate.

The Principal Accounting Officer monitors the performance of all services provided by the independent auditor and determines whether such services are in compliance with this policy. The Principal Accounting Officer reports periodically to the Audit Committee with respect to compliance with this policy and the status of outstanding engagements, including actual services provided by the independent auditor and associated fees, and must promptly report to the Chairperson of the Audit Committee any non-compliance (or attempted non-compliance) with this policy of which the Corporate Controller becomes aware.

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ITEM 3.    Advisory Vote on Named Executive Officer Compensation

What am I voting on?

In accordance with SEC rules, we are asking stockholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. This non-binding advisory vote is also known as the “Say on Pay” vote. This is not a vote on the Company’s general compensation policies or the compensation of the Board. At the 2021 annual meeting of the Company’s stockholders, approximately 93% of the votes cast by our stockholders were voted in approval of the compensation of our named executive officers as disclosed in the 2021 proxy statement.

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing stockholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our stockholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Compensation Committee makes compensation decisions under our programs.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the proxy statement, is hereby approved.”

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present via webcast or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider stockholder concerns in their continuing evaluation of the Company’s compensation program.

The Board of Directors recommends that you vote FOR approval of this proposal.

34	YUM CHINA – 2022 Proxy Statement

STOCK OWNERSHIP INFORMATION

Who are our largest stockholders?

The following table sets forth the number of shares of Company common stock beneficially owned as of March 28, 2022, except as otherwise noted, by (i) beneficial owners of more than 5% of the outstanding shares of Company common stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors and director nominees and (iv) all of the Company’s directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes all shares the stockholder actually owns beneficially or of record, all shares over which the stockholder has or shares voting or dispositive control and all shares the stockholder has the right to acquire within 60 days of March 28, 2022. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares(1)

More Than 5% Owners

Invesco Ltd.	40,727,617	(2)	9.6%
1555 Peachtree Street NE, Suite 1800
Atlanta, GA 30309

BlackRock, Inc.	32,413,842	(3)	7.7%
55 East 52nd Street
New York, NY 10055

Named Executive Officers
Joey Wat	338,571	(4)	*
Andy Yeung	9,834		*
Joseph Chan	4,689		*
Johnson Huang	91,772	(5)	*
Aiken Yuen	22,368	(6)	*
Danny Tan	30,769	(7)	*

Non-Employee Directors

Peter A. Bassi	60,026		*

Edouard Ettedgui	32,085		*

Cyril Han	16,388		*

Louis T. Hsieh	61,670		*

Fred Hu	37,264		*

Ruby Lu	36,192		*

Zili Shao	32,201		*

William Wang	28,690		*

Min (Jenny) Zhang	2,001		*

Ownership of all directors and executive officers as a group (18 total)	878,382	(8)	*

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STOCK OWNERSHIP INFORMATION

*	Represents less than one percent

(1)	Percentage ownership is determined based on a total of 423,694,283 shares of Company common stock outstanding as of March 28, 2022.

(2)

Based on Amendment No. 3 to the Schedule 13G filed by Invesco Ltd. on February 10, 2022, which indicated that, as of December 31, 2021, Invesco Ltd. had sole voting power over 40,684,815 shares of Company common stock and sole dispositive power over 40,727,617 shares of Company common stock.

(3)

Based on Amendment No. 6 to the Schedule 13G filed by BlackRock, Inc. on February 3, 2022, which indicated that, as of December 31, 2021, BlackRock, Inc. had sole voting power over 27,828,370 shares of Company common stock and sole dispositive power over 32,413,842 shares of Company common stock.

(4)	Includes 116,485 shares issuable upon the exercise of vested stock appreciation rights (“SARs”).

(5)	Includes 49,409 shares issuable upon the exercise of vested SARs.

(6)	Includes 15,007 shares issuable upon the exercise of vested SARs.

(7)	Includes 314 shares issuable upon the exercise of vested SARs.

(8)	Includes 242,396 shares issuable upon the exercise of vested SARs.

36	YUM CHINA – 2022 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Company common stock to file with the SEC reports of their ownership and changes in their ownership of Company common stock. To our knowledge, based solely on a review of the copies of the reports filed by such persons with the SEC and representations by our directors and executive officers that no other reports were required, all of the reports required to be filed by such persons during 2021 were timely filed, except that a Form 4 filed on June 4, 2021 by Dr. Fred Hu reported one late transaction.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation programs for 2021, the context under which our executive compensation decisions were determined, and how we performed within that environment.

Our named executive officers (“NEOs”) consist of our Chief Executive Officer, our Chief Financial Officer, our

three other most highly compensated executive officers who were serving as executive officers at the end of 2021, and our former Chief Supply Chain Officer. References to “continuing NEOs” in this CD&A refer to the NEOs other than our former Chief Supply Chain Officer.

For 2021, our NEOs were:

Name	Title
Joey Wat	Chief Executive Officer (“CEO”)
Andy Yeung	Chief Financial Officer (“CFO”)
Joseph Chan	Chief Legal Officer
Johnson Huang	General Manager, KFC
Aiken Yuen	Chief People Officer
Danny Tan*	Former Chief Supply Chain Officer

*	Mr. Tan resigned as Chief Supply Chain Officer of the Company, effective November 8, 2021.

This CD&A is divided into four sections:

Executive Summary	• Context for Determining Executive Compensation Decisions

• 2021 Business Overview and Performance Highlights

• Company Total Shareholder Return Performance

• Recent Compensation Highlights

• Alignment of Executive Compensation Program with Business Performance

• Pay Components

• Executive Compensation Practices

• Stockholder Engagement

Elements of the Executive Compensation Program	• Base Salary
• Annual Performance-Based Cash Bonuses

• Long-Term Equity Incentives

• 2021 Chairman Grants

• 2022 Lavazza ESOP Grants

• Other Elements of Executive Compensation Program

• 2021 NEO Compensation and Performance Summary

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EXECUTIVE COMPENSATION

How Compensation Decisions Are Made	• Executive Compensation Philosophy
• Role of the Compensation Committee

• Role of the Independent Consultant

• Competitive Market Review

Compensation Policies	• Compensation Recovery Policy
• Equity-Based Awards Grant Policy

• Stock Ownership Guidelines and Retention Policy

• Hedging and Pledging of Company Stock

Executive Summary

Context for Determining Executive Compensation Decisions

A unique feature of the Company is that while it is incorporated in Delaware and listed on the NYSE and Hong Kong Stock Exchange, substantially all of its operations are located in China, with 11,788 restaurants in over 1,600 cities across China at the end of 2021. Our operating environment and regulatory requirements are complex and our leadership must be capable of adapting our businesses, and supporting our growth goals, amid these complexities. As a result, the operating environment and competitive market in China are significant factors in the Compensation Committee’s decision-making process and the design of our compensation program. In making compensation decisions, the Compensation Committee considers our performance in the context of the Chinese operating environment, the restaurant industry in China and our China-based peers, as well as our performance against our U.S. peers. Importantly, because our operating environment and the restaurant industry in China may be uniquely, or more significantly, impacted by certain factors than on our U.S. peers, the Compensation Committee seeks to maintain flexibility to design and refine the Company’s executive compensation program to be responsive to our operating environment even if that results in a compensation program that differs from our U.S. peers.

In addition, as a Delaware-incorporated company listed on both the NYSE and Hong Kong Stock Exchange, our leadership team must also possess, in addition to deep knowledge of the U.S. and Hong Kong governance requirements, the global perspectives and expertise required to resolve many novel and complex issues amid the evolving global regulatory landscape, including geo-

political challenges. Because the Company is designing an executive compensation program that attracts, retains and incentivizes global talent but with specific knowledge of the evolving Chinese regulatory and operating environment, including the challenges and complexities of managing the extensive supply chain and store operations, the Company’s executive compensation program may differ from our U.S. peers to reflect the competitive market in China, the need to attract a global skillset with deep knowledge of both U.S. and Chinese regulatory regimes and the Company’s desire to incentivize an entrepreneurial mindset to encourage actions that support our long-term growth and strategy. For these reasons, the Compensation Committee looked at the totality of factors the Company faces when it considers and determines executive compensation.

•

Operating Environment: The COVID-19 pandemic continued to present significant volatility to the Company’s operations in 2021. In the first half of 2021, the COVID-19 situation was relatively stable. However, multiple waves of Delta-variant outbreaks started in late July 2021 and spread to nearly all provinces in China. These widespread outbreaks resulted in stringent preventive public health measures across China, which included the lockdowns of several major cities, closures of many tourist locations resulting in substantially lower travel volume, cancelled summer holiday trips and fewer social activities. Eastern China, the most vibrant economic region and the most important market for us, was significantly impacted during the summer, our peak trading period. According to government statistics, the restaurant industry in China was considerably impacted in August 2021 with a revenue decline of approximately 10% compared to August 2019. At the

YUM CHINA – 2022 Proxy Statement	39

EXECUTIVE COMPENSATION

peak of the outbreak in August 2021, more than 500 of our stores in 17 provinces were closed or offered only takeaway and delivery services. In the fourth quarter 2021, total revenues of the restaurant industry in China declined year-over-year, a significant divergent trend comparing to the performance of the U.S. restaurant industry. The graph below shows China’s 2021 restaurant industry monthly revenue growth compared to that of 2020:

China Restaurant Industry Monthly

Revenue Growth, 2021 vs. 2020

Source: National Bureau of Statistics of China

•

Competitive Market: Knowledge and expertise of U.S., China and Hong Kong regulatory regimes and business practices are required for many of the Company’s executive officers. In addition, because our executive team is located in China, we are required to compete in the Chinese market for executive talent with this unique skillset. Given the unique skillset of our executives, the Company is increasingly competing for executive talent against China-based companies with, or planning for, listing outside of China. These competitors often offer compensation packages with significant one-time equity grants, which is a common practice in the Chinese executive compensation market. In determining executive compensation decisions, the Compensa-

tion Committee considers this increased competition and the related new-hire offers of significant one-time equity grants, coupled with an already challenging local market for international executive talent, and the Company’s need to retain and motivate the Company’s global and visionary leadership team.

•

Peer Company Performance Comparisons: In assessing the performance of the Company and our executive team, the Compensation Committee considers performance against U.S. peers as well as peers in China, which allows the Compensation Committee to assess performance in the context of the operating market in China which can vary significantly as compared to the

40	YUM CHINA – 2022 Proxy Statement

EXECUTIVE COMPENSATION

U.S. operating market as was the case in 2021. Accordingly, in approving incentive compensation, the Compensation Committee considers the performance of restaurant companies in China and seeks to reward performance that reflects the Company’s operating performance, as opposed to just a comparison to the Company’s U.S. peers, which often are subject to a different operating environment than the Company. In terms of the total shareholder return (“TSR”) performance, the MSCI China Index was down approximately 22% in 2021, while the S&P 500 Index was up approximately 27%. In particular, the MSCI China Consumer Discretionary Index was down approximately 36% in 2021, while the Company’s TSR declined by approximately 12%.

•

Support Long-Term Strategy: Despite the enormous challenges to drive sales and protect profits in the short-term, the Company is also committed to building core capabilities to achieve long-term sustainable growth. To support the Company’s long-term growth, the Compensation Committee has sought to design a compensation program aligned with our long-term strategy, including accelerating store network development, expanding to new categories, growing emerging brands and reinforcing strategic capabilities. This desire to incentivize performance to achieve the Company’s growth initiatives resulted in the inclusion of performance goals relating to delivery sales and member sales in the 2021 annual incentive program, as well as the granting of equity awards with respect to the joint venture (the “Lavazza Joint Venture”) established by the Company and Lavazza Luigi S.p.A. (“Lavazza Group”). This Lavazza Joint Venture was established to explore and develop the Lavazza coffee shop concept in China, as part of the Company’s strategy of making coffee a meaningful part of its business. The Compensation Committee believes that it is important to approach compensation in a way that supports a founder’s mentality and the execution of goals linked to our long-term strategy, which will allow the Company to emerge from the pandemic even stronger than before.

•

Annual Incentive Program Adjustments. In September 2021, in light of the changes in operating environment and the significant impact of the Delta-variant outbreaks on the Company’s operating and financial per-

formance since July 2021, the Compensation Committee considered potential real-time actions to help manage the immediate challenges, retain talent and motivate performance. While the Compensation Committee’s practice has generally been to establish and communicate goals at the beginning of each year, the Compensation Committee also retains flexibility to modify the Company’s executive compensation program when circumstances warrant, in order to continue to incentivize actions to drive operational performance and long-term strategies. Considering the significant impact of the COVID-19, and that the Company’s incentive program targets were set in early 2021 based on the then operating environment with sequential improvement in operating results, the Compensation Committee determined to keep the original goals but that, instead of measuring performance with respect to the Adjusted Operating Profit Growth and Same Store Sales Growth over one performance period covering the entire fiscal year, it would instead measure performance with respect to these team performance measures over three separate performance periods: the first half of 2021 (weighted 50%); the third quarter of 2021 (weighted 25%); and the fourth quarter of 2021 (weighted 25%). The performance targets for each of these three distinct performance periods were derived from the performance goals established in early 2021, with the only difference being the segregation of performance into the three distinct performance periods. This change retained the same performance targets and performance-based program design, but helped in executive motivation, retention and business focus.

2021 Business Overview and Performance Highlights

As noted above, the COVID-19 pandemic continued to significantly impact the Company’s operations in 2021. Our management team undertook immediate and strategic actions to drive sales and protect profits. These actions included:

•

We continue to prioritize the safety and health of our employees and customers. In 2021, we enhanced the medical insurance coverage for our restaurant general managers, restaurant management team and service team leaders. The enhanced benefits are expected to

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cover around 100,000 front-line employees and their family members.

•

We drove traffic and sales by delivering good food and great value. Leveraging our innovation capabilities, we launched over 500 new or upgraded products and expanded product categories, such as beef burgers and whole chicken, in 2021. We built on a well-established promotion mechanism to offer effective value promotions while minimizing margin impact.

•

To capture the shift to off-premise demand, we quickly adjusted operations and marketing offers. We also increased store density to improve our coverage and better serve the customers. Delivery sales grew 60% in 2021 compared to 2019 and contributed to approximately 32% of Company sales for 2021. Combined with takeaway, off-premise services presented more than half of Company sales in 2021.

•

Leveraging our vast member platform, we engaged with members to drive repeat purchases. We continued to improve the digital experience for our customers, including refining our apps for more convenient ordering and allowing for more personalization, while broadening our member base. Our loyalty program grew 20% in the past year to over 360 million members at the end of 2021, with member sales accounting for approximately 60% of our system sales in 2021. In addition, digital sales exceeded $7 billion, or over 85% of Company sales, in 2021.

•

We proactively managed costs to alleviate cost pressures and continued to improve labor productivity and operating efficiency using technology and automation. For example, we have adopted AI-enabled technology to analyze and forecast transaction volume so that we can improve labor scheduling and inventory management. We have also upgraded our rider management platform to help optimize delivery order queuing, trade zone and rider routing.

•	We strengthened our market leadership with record openings of 1,806 gross new stores, or 1,282 net new stores during the year and remodeled 842 stores.

With the tremendous effort from all of the employees led by the management team and despite the continued negative impact on our business as a result of the COVID-19 pandemic, the Company delivered substantial profits in 2021. Our 2021 performance highlights include the following:

•	Total revenues increased 19% year-over-year to $9.85 billion from $8.26 billion (a 12% increase excluding foreign currency translation (“F/X”)).

•	Total system sales increased 10% year-over-year, excluding F/X.

•

Operating Profit increased 44% to $1.39 billion from $961 million, with the year-over-year increase primarily due to the re-measurement gain of the Hangzhou KFC joint venture acquisition and a year-over-year increase of 5% in Adjusted Operating Profit from $732 million to $766 million, despite that we received approximately $90 million less in one-time relief from the government and landlords comparing to 2020.

•

Net Income increased 26% to $990 million from $784 million in the prior year, primarily due to the increase in Operating Profit. Adjusted Net Income declined 15% to $525 million from $615 million in the prior year (a 7% increase excluding the net loss of $52 million in 2021 and the $75 million net gain in 2020 from mark-to-market investments).

•

Diluted Earnings Per Common Share increased 17% to $2.28 from $1.95 in the prior year, and Adjusted Diluted Earnings Per Common Share decreased 21% to $1.21 from $1.53 in the prior year (a 1% decrease excluding the net loss in 2021 and the net gain in 2020, respectively, from mark-to-market investments). Approximately 41.9 million shares of common stock were issued as a result of the secondary listing in Hong Kong in September 2020. On a year over year basis, the dilution impact from the weighted average share count was 7% in 2021.

See the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for a reconciliation of the most directly comparable GAAP financial measures to the non-GAAP adjusted financial measures.

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Company Total Shareholder Return Performance

The Board and the Compensation Committee believe that the leadership provided by the Company’s management team was key to the Company’s strong performance in delivering multi-year shareholder returns. The graph below shows our TSR as the cumulative return to stockholders over the past five years. As illustrated, a $100 investment in our common stock on December 31, 2016 would have grown to $198 on December 31, 2021, with dividends reinvested. The Company’s shareholder return significantly outperformed that of the China market as measured by the MSCI China Index, which covers approximately 85% of the China equity market, and approximately 28% of its constituent companies are in the China Consumer Discretionary sector.

Recent Compensation Highlights

Although the key features of our executive compensation program are substantially unchanged, the Compensation Committee implemented several enhancements and changes to our executive compensation program, as set forth below. In approving these changes, the Compensation Committee considered our strategic priorities, stockholder feedback, market practices in both the U.S. and China, input from the Compensation Committee’s compensation consultant, and the operating environment in China, as described further above.

•

LTI (Annual PSU) Grants—In early 2021, in response to the uncertainty and challenges presented by the COVID-19 pandemic with respect to setting targets for the annual PSU grants (the “Annual PSU Awards”), the Compensation Committee determined to grant the Annual PSU Awards in two equally weighted grants, with the first grant occurring in February 2021 and vesting based on the Company’s achievement of performance goals relating to relative total shareholder return (“rTSR”) and the second grant occurring in May 2021 and vesting based on the Company’s achievement of performance goals relating to growth in adjusted total revenue (“Adjusted Total Revenue Growth”) and growth in adjusted diluted earnings per common share (“Adjusted Diluted Earnings Per Common Share Growth”). In particular, the Compensation Committee elected to include rTSR as an absolute goal, weighted 50% of the Annual PSU Awards, as compared to its prior practice of including rTSR as a payout modifier in recognition of the difficult and volatile operating environment due to the continuing COVID-19 pandemic. Given the uncertainty presented by the continuing COVID-19 pandemic, the Compensation Committee considered a number of options to design the Annual PSU Awards in a manner that served as an appropriate incentive vehicle while also aligning the long-term interests of recipients with our stockholders, including the possibility of setting annual performance goals for each year in the three-year performance period with respect to the Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth performance goals. In order to align the Annual PSU Awards with the long-term interest of the stockholders, the Compensation Committee ultimately decided to approve a three-year performance period, as compared to three annual performance periods. To obtain greater clarity on the operating environment and assess the rigor of these three-year performance goals, the Compensation Committee delayed the grant date by three

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months until May 2021 for the Annual PSU Awards with vesting tied to these two performance goals. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of the PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021.

•

Annual Incentive Program Metrics — To support key objectives linked to the Company’s long-term strategy, the Compensation Committee added delivery sales growth and member sales as performance goals to be used to determine payouts under the 2021 annual incentive program. To incentivize the achievement of these goals relating to the Company’s long-term strategy, the Compensation Committee reduced its historical weightings assigned to the adjusted operating profit growth and same store sales growth goals and eliminated the customer satisfaction goal. As a result of this change, for 2021, annual incentive program payouts were determined based on adjusted operating profit growth, same store sales growth, delivery sales growth, system gross new builds, and member sales. These goals were designed to measure our success in the execution of both our annual and long-term operating plan.

•

Annual Incentive Program Adjustments—The team factor targets were set at the beginning of 2021 when the COVID-19 situation was relatively stable. However, multiple waves of Delta-variant outbreaks persisted throughout the second half of 2021. In September 2021, in light of the changes in operating environment and the significant impact of the Delta-variant outbreaks on the Company’s operating and financial performance since July 2021, the Compensation Committee adjusted the performance periods for measuring performance with respect to the Adjusted Operating Profit Growth and Same Store Sales Growth over one performance period covering the entire fiscal year, it would instead measure performance with respect to these team performance measures over three separate performance periods: the first half of 2021 (weighted 50%); the third quarter of 2021 (weighted 25%); and the fourth quarter of 2021 (weighted 25%). The performance targets for each of these three distinct performance periods were derived from the performance goals established in early 2021, with the only difference being the segregation of performance into the three distinct performance periods. This change retained the same performance targets and performance-based program design, but helped to achieve executive motivation, retention and drive business focus. For details, see “Executive Summary—Context for Determining Executive Compensation Decisions—Annual Incentive Program Adjustments” and “Elements of the Executive Compensation Program—Annual Performance-Based Cash Bonuses—Team Performance Factors.” When approving the final team factor for Company performance, the Compensation Committee applied discretion to reduce the result from 112% to 105%.

•

2021 Chairman Grants—As disclosed in last year’s CD&A, in February 2021, the Compensation Committee awarded three-year cliff-vesting restricted stock unit (“RSU”) awards to select Company executive officers and employees (the “2021 Chairman Grants”). These awards are intended to provide recognition for exemplary individual leadership demonstrated by select executives and employees during 2020, in particular in resolving many novel and complex regulatory issues to execute the Company’s secondary listing on the Hong Kong Stock Exchange, which was viewed as a transformative step for the Company, and navigating the Company through the COVID-19 crisis. While in the midst of the constraints of a global pandemic, we completed the listing on an accelerated timeframe, resulting in the Company being the first Delaware and non-TMT company to qualify as an innovative company and successfully list on the Hong Kong Stock Exchange. The secondary listing on the Hong Kong Stock Exchange raised net proceeds of $2.2 billion and expanded the Company’s stockholder base in China and Asia. Among the NEOs, our CEO, CFO and Chief Legal Officer were selected as recipients of the Chairman long-term equity grant. While these awards were granted in recognition of the significant individual achievements and leadership displayed by recipients during 2020, the Compensation Committee elected to deliver the 2021 Chairman Grants as stock-settled RSUs that cliff-vest on the third anniversary of the grant date to align their long-term interests with those of stockholders. While these awards are not a component of the Company’s annual executive compensation pro-

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gram, the Compensation Committee determined that the 2021 Chairman Grants were appropriate to recognize the listing on the Hong Kong Stock Exchange and to incentivize similar actions that required significant efforts and innovativeness by select executives. The Compensation Committee believes that an equitable administration of the Company’s compensation programs entails the periodic use of grants similar to the 2021 Chairman Grants, when warranted by facts and circumstances, so as to accomplish the Company’s compensation objectives and support the execution of key business initiatives.

•

Incorporated ESG Metrics into 2021 Annual Incentive Program—Management and the Board have engaged in extensive discussions regarding how to further incentivize and assess performance with respect to specific ESG, Sustainability and Human Capital Management initiatives. Beginning with the 2021 annual incentive program, ESG measures have been incorporated into the key performance indicators that are used to determine the individual performance factor for each leadership team member. ESG performance goals are tailored for each member of the leadership team based on their roles and responsibilities and the Compensation Committee will assess their performance in these areas. ESG, Sustainability and Human Capital Management goals included goals relating to the publication of the Company’s sustainability report, goals relating to climate, the Company’s supply chain and environmental impact, initiatives relating to customer awareness of environmental goals, plastic reduction initiatives, goals relating to the KFC Food Banks, employee satisfaction and gender equality. As such, the NEOs’ performance on ESG-related areas could significantly impact payouts under the Company’s 2021 annual incentive program.

•

Adopted Severance Plan for Termination without Cause—In September 2021, the Compensation Committee adopted a severance plan (“Executive Severance Plan”) to provide severance benefits to certain key management employees, including each of the NEOs, upon an involuntary termination by the Company without cause or, for participants subject to the PRC law, termination for statutory reasons and subject to severance pay under PRC law, absent a change in control.

The Executive Severance Plan aids in recruitment and retention and promotes smooth succession planning, while providing transitional pay for a limited period of time to executives whose employment is involuntarily terminated. Payments are conditioned upon the executive’s execution of a release of claims in favor of the Company and compliance with restrictive covenants. Severance benefits payable under the Executive Severance Plan are equal to two times the sum of annual base salary plus annual target bonus for the CEO and one time the sum of annual base salary plus target annual bonus for the other NEOs, will be in lieu of any cash severance benefits under any other arrangement with the participant and are subject to recoupment in the event the executive violates his or her restrictive covenants with the Company.

•

2022 Lavazza ESOP Grants—As previously disclosed, the Company and Lavazza Group established the Lavazza Joint Venture to explore and develop the Lavazza coffee shop concept in China. In order to support a founder’s mentality and to incentivize the efforts of employees of the Company, Lavazza Group and the Lavazza Joint Venture to execute on the Lavazza Joint Venture’s business plan, including the target to open 1,000 Lavazza stores in China by 2025, the Lavazza Joint Venture established equity plans (the “JV Equity Plans”) allowing for the grant of equity awards with respect to the Lavazza Joint Venture to key employees of the Lavazza Joint Venture, Lavazza Group and the Company. In February 2022, the Lavazza Joint Venture and the Compensation Committee approved equity awards under the applicable JV Equity Plan to certain employees of the Company, including the continuing NEOs, in the form of performance stock units. Under the JV Equity Plans, up to 15% of the equity in the Lavazza Joint Venture may be granted as equity awards under the JV Equity Plans, with employees and other eligible participants of the Lavazza Joint Venture eligible to receive up to 80% of the JV Equity Plan shares, or 12% of the equity in the Lavazza Joint Venture. The remaining JV Equity Plan shares will be allocated to the employees of the Company and Lavazza Group in accordance with their respective equity interest in the Lavazza Joint Venture, or up to 2% and 1%, respectively, of the equity in the Lavazza Joint Venture. The performance stock unit awards granted to the continu-

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ing NEOs are subject to both performance-based vesting conditions and the occurrence of a liquidity event, including an initial public offering of the Lavazza Joint Venture which must occur within seven years of the grant date. As discussed above, the JV Equity Plans and related grants to key contributors were adopted in order to help execute the Company’s strategy for the Lavazza Joint Venture by aligning their interests to the success of the Lavazza Joint Venture.

•

Stock Ownership Guidelines and Retention Policy. In January 2021, the Compensation Committee modified the Company’s stock ownership guidelines to require stock retention of 50% of the after-tax value of shares until the guideline is met during the five-year compliance period to comply with the guidelines and 100% retention after the five-year compliance period has elapsed.

Alignment of Executive Compensation Program with Business Performance

Our pay-for-performance incentive compensation programs are designed to align the long-term interests of our executives with those of our stockholders and to attract and retain top talent in a competitive market. The Company’s executive compensation program is structured to support the long-term sustainable growth of the Company and create value for stockholders by aligning our executives with business performance goals and motivating entrepreneurial and innovative thinking. As such, the Compensation Committee reviews and endorses performance goals that are deemed central to the Company’s business performance, long-term strategy and stockholder value creation. Specifically, the Compensation Committee has selected performance goals under the Company’s 2021 incentive programs that are based on metrics such as operating profit, same store sales, delivery sales, new builds, member sales, rTSR, adjusted total revenue growth, adjusted diluted earnings per share growth, and other key performance indicators described in greater detail below. These performance goals comprise an overall executive compensation program that the Compensation Committee believes appro-

priately reflects the Company’s emphasis on increasing profitability and revenue, enhancing customer experience, supporting an entrepreneurial mindset, creating stockholder value, while at the same time supporting key ESG initiatives.

While the Compensation Committee’s practice has generally been to establish and communicate goals at the beginning of each year, the Compensation Committee also retains flexibility to modify the Company’s executive compensation program when circumstances warrant, in order to continue to incentivize actions to drive operational performance and long-term strategies. For 2021, in light of the changes in operating environment and the significant impact of the Delta-variant outbreaks on the Company’s operating and financial performance since July 2021, the Compensation Committee adjusted the 2021 annual incentive program to measure performance with respect to the Adjusted Operating Profit Growth and Same Store Sales Growth, using the same performance goals as established at the beginning of the year, over three separate performance periods covering the first half of 2021, the third quarter of 2021 and the fourth quarter of 2021. The Compensation Committee believes that maintaining this flexibility allows the Company to appropriately reward performance in areas deemed critical to the Company’s long-term strategy.

The following chart provides an overview of the 2021 target total direct compensation program applicable to our CEO, consisting of base salary, annual performance-based cash incentives (i.e., short-term incentives, or “STI”), and long-term equity incentives (“LTI”). As demonstrated by the following chart, 2021 compensation for our CEO was heavily weighted toward variable pay elements, and such elements represented approximately 87% of the 2021 annual target compensation for Ms. Wat (consisting of the target payout opportunity under the cash bonus plan, target annual performance stock units (“PSUs”) and SARs). For purposes of this calculation, we have excluded the 2021 Chairman Grants described below, as such grants do not represent a component of the Company’s annual executive compensation program.

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2021 CEO Target Compensation Mix

Pay Components

The Company’s executive compensation program has three primary pay components: (i) base salary; (ii) annual performance-based cash bonuses (i.e., short-term incentives); and (iii) long-term equity awards. We believe that these key elements are aligned with the Company’s compensation philosophy and objectives, as illustrated in the following table.

Objective	Base Salary	Annual Performance- Based Cash Bonuses	Long-Term Equity Incentives

Attract and retain the right talent to achieve superior stockholder results — Competitive total reward program structure that enables pay to vary based on role, responsibility, experience, market value and future potential of talent in order to drive superior results year-over-year.

	X	X	X

Reward performance — Motivate both short-term and long-term performance through annual and long-term equity programs. A majority of NEO annual target compensation is performance-based or variable and, therefore, at-risk.

		X	X

Emphasize long-term value creation — The Company’s belief is simple: if it creates long-term value for stockholders, then it shares a portion of that value with those responsible for the results. SARs and PSUs focus on the long-term performance of the Company and directly align the interests of the recipients with those of the Company’s stockholders.

X
Drive ownership mentality — We require executives to invest in the Company’s success by owning a substantial amount of Company stock.			X

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Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:

Our Executive Compensation Practices
✓

We deliver a significant percentage of annual target compensation in the form of variable compensation tied to performance, with 87% of Ms. Wat’s 2021 annual target compensation in the form of variable pay elements

✓	We deliver a significant portion of total compensation in the form of equity

✓	Maximum payout opportunity for STI and PSUs

✓	We have multi-year vesting periods for equity awards

✓	We perform market comparisons of executive compensation against a relevant peer group, recognizing the different geographic regions where executives are sourced and recruited

✓	The vesting of the rTSR portion of the PSU awards will be capped at target if our TSR performance is negative over the performance period

✓	We use an independent compensation consultant reporting directly to the Compensation Committee

✓	We have double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan

✓	We maintain stock ownership guidelines, which includes a retention requirement until the guideline is achieved

✓	We maintain a compensation recovery policy

✓	We maintain an equity-based awards grant policy specifying pre-determined dates for annual equity grants

✓	We hold an annual “say on pay” vote

✓	We maintain an annual stockholder engagement process

✓	Our Compensation Committee regularly meets in executive session without any members of management present

X	We do not pay dividends or dividend equivalents on PSUs unless and until they vest

X	We do not allow repricing of underwater SARs under our long-term incentive plan without stockholder approval

X	We do not allow hedging, short sales or pledging of our securities

X	We do not allow backdating of SARs

X	We do not provide for tax gross-ups relating to a change in control

Stockholder Engagement

In its compensation review process, the Compensation Committee focuses on structuring the executive compensation program to serve the interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation program, the Compensation Commit-

tee considered the approval by approximately 93% of the votes cast for the Company’s “say on pay” vote at our 2021 annual meeting of stockholders. Although the Compensation Committee was pleased with this favorable outcome and interpreted this level of support as an

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endorsement by our stockholders of our executive compensation program and policies, the Compensation Committee continuously evaluates program design and considers adjustments to the Company’s compensation program based on stockholder feedback, market practices, operating environment and other considerations in order to deliver a program designed to be aligned with our business strategy, the creation of long-term value and our stockholders’ interests.

During 2021, the Company reached out to its 25 largest stockholders and select stockholders who previously indicated interest for having engagement calls (which represented more than 50% of the Company’s outstanding shares) to solicit feedback on a variety of corporate governance matters (including with respect to executive compensation), and the Company held discussions with all stockholders who accepted an invitation. Management shared this stockholder feedback with the Compensation Committee for its consideration in designing the Company’s executive compensation program.

Based on feedback received during the Company’s stockholder engagement efforts over the past several years, the Compensation Committee has approved changes to its compensation program, including the incorporation of ESG measures and targets into the key performance indicators that are used to determine the individual performance factor under the 2021 annual incentive program for each leadership team member.

Elements of the Executive Compensation Program

The Company’s 2021 executive compensation program consists of three primary pay components: (i) base salary; (ii) annual performance-based cash bonuses (i.e., short-term incentives); and (iii) long-term equity awards. The following charts demonstrate that 2021 annual target compensation for Ms. Wat, our CEO, and the continuing NEOs was heavily weighted toward variable pay elements. Such elements represented approximately 87% of the 2021 annual target compensation for Ms. Wat and, on average, 72% of the 2021 annual target compensation for our other NEOs (consisting of the target payout opportunity under the cash bonus plan and target annual equity grants and excluding the 2021 Chairman Grants and all other compensation reported in the 2021 Summary Compensation Table).

2021 CEO Target Compensation Mix	2021 Other NEOs Average Target Compensation Mix

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Base Salary

The Company provides a fixed level of cash compensation to attract and retain high-caliber talent. Base salary in the form of cash compensates executives for their primary roles and responsibilities. An executive’s actual salary is dependent on factors such as the executive’s role (including the market value of the role), level of responsibility, experience, individual performance and future potential. The Compensation Committee annually reviews salary levels of the Company’s executive officers to maintain market competitiveness and reflect their evolving responsibilities.

Annual Performance-Based Cash Bonuses

The principal purpose of our cash-based annual incentive program is to motivate and reward short-term team and individual performance. The following is the formula used to calculate 2021 annual performance-based cash bonuses:

Base Salary	×	Target Bonus Percentage (As a % of Base Salary)	×	Team Performance Factor (0%-200%)	×	Individual Performance Factor (0%-150%)	=	Final Individual Performance Bonus Payout

Team Performance Factors

The Compensation Committee reviewed the performance measures used in the annual incentive plan to assess the program’s alignment of the incentive payouts with key performance measures of the Company’s overall business and operating segments. The Compensation Committee established the initial team performance measures, targets and weights for the 2021 bonus program at the beginning of the year after receiving input and recommendations from management and the Compensation Committee’s compensation consultant. The team performance objectives and targets in 2021 were developed through the Company’s annual financial planning process, which took into account growth strategies, historical performance, and the existing and expected future operating environment of the Company.

At the time the targets were set, the performance targets were designed to be challenging but achievable given the operating environment at the time and with strong management performance. A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target, with a threshold level of performance required in order for any bonus associated with such metric to be paid and a cap on bonus payments.

The team performance targets and weights for each measure established at the beginning of 2021 for the Company’s NEOs are outlined below. The Company’s performance metrics were established as growth rate goals with 2020 as the base line measure. This methodology required performance better than in 2020 in order to receive a target payout.

Team Performance Measures	Target	Weighting
Adjusted Operating Profit Growth*	10%	40%
Same Store Sales Growth**	6.8%	15%
Delivery Sales Growth	20%	15%
System Gross New Builds	1,100	20%
Member Sales***	61.5%	10%

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The incentive targets for the Team Performance Factor were set based on the operating environment at the beginning of 2021 when the COVID-19 situation was relatively stable. However, multiple waves of Delta-variant outbreaks persisted, and our business was significantly affected, in the second half of the year. For details, see “Executive Summary—Context for Determining Executive Compensation Decisions—Operating Environment.”

In light of the changes in operating environment and the significant impact of the Delta-variant outbreaks on the Company’s operating and financial performance since July 2021, in September 2021, the Compensation Committee determined to measure performance with respect to the Adjusted Operating Profit Growth and Same Store

Sales Growth team performance measures over three separate performance periods: the first half of 2021 (weighted 50%); the third quarter of 2021 (weighted 25%); and the fourth quarter of 2021 (weighted 25%). The performance targets for each of these three distinct performance periods were derived from the performance goals established in early 2021, with the only difference being the segregation of performance into the three distinct performance periods. This change retained the same performance-based program design and kept the original goals, but helped address the volatility associated with the COVID-19 pandemic. The team performance targets, actual results, weights and overall performance for each measure following the adjustments described above are outlined below.

Team Performance Measures	Target	Actual	Earned As a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth*
First Half of 2021	67%	132%	200%	20%	40
Third Quarter of 2021	-7%	-52%	0%	10%	0
Fourth Quarter of 2021	-31%	-92%	0%	10%	0
Same Store Sales Growth**
First Half of 2021	8.1%	7.8%	97%	7.5%	7
Third Quarter of 2021	6.9%	-7.1%	0%	3.75%	0
Fourth Quarter of 2021	6.8%	-10.7%	0%	3.75%	0
Delivery Sales Growth	20%	18%	82%	15%	12
System Gross New Builds	1,100	1,806	200%	20%	40
Member Sales***	61.5%	62.1%	129%	10%	13

FINAL COMPANY TEAM FACTOR					112

*

Adjusted Operating Profit Growth as a team performance measure is the adjusted operating profit growth, excluding the effects of RMB to USD translations (either positive or negative) because we believe that changes in the foreign exchange rate can cause Operating Profit Growth to appear more or less favorable than business results indicate. If measured on a full-year basis, actual result would be -2%.

**	If measured on a full-year basis, actual result would be -0.9%.

***	Member Sales refers to member sales for the KFC and Pizza Hut brands as a percentage of total system sales.

As noted above, a team factor of 112% was achieved based on the five performance measures set out above with the performance periods for the performance measures of Adjusted Operating Profit Growth and Same Store Sales Growth being segregated into three distinct performance periods. With Adjusted Operating Profit Growth and Same Store Sales Growth measured on a full-

year basis as established in early 2021, the team factor would have been 65% due to the volatility of COVID-19 on the Company’s performance during 2021. Although the strong performance, particularly in the first half of 2021, and the extraordinary effort of the management team in containing cost and delivering positive profit amid the severe impact of COVID-19 in the second half of

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2021, would have resulted in a team factor of 112%, the Compensation Committee applied discretion to reduce the result from 112% and approved a final team factor of 105% for Company performance.

Individual Performance Factors

In February 2021, the Compensation Committee approved the performance goals that would be used to determine the Individual Performance Factor for the CEO and provided input on the performance goals recommended by the CEO for the other NEOs, which would subsequently be used by the CEO to recommend to the Compensation Committee the Individual Performance Factor for each NEO. As part of the Company’s annual performance evaluation process, the CEO, after having received input from the Compensation Committee and after consultation with each NEO, establishes that NEO’s performance objectives for the coming year, which are ultimately approved by the Compensation Committee. These performance objectives are not intended to be rigid or formulaic, but rather to serve as the framework upon which the CEO evaluates the NEO’s overall performance.

These annual performance goals generally fell within the performance categories of mitigating the impact of the COVID-19 pandemic, increasing stockholder returns, accelerating the growth of our brands, driving new business initiatives, and ESG objectives. Under each performance goal category, each NEO has a number of underlying pre-established goals against which the NEO’s performance is assessed to determine whether the NEO has achieved the overall performance goal. The evaluation of an executive’s performance relative to these goals is inherently subjective, involving a high degree of judgment based on the CEO’s observations of, and interactions with, the executive throughout the year. As an additional input to the evaluation of an executive’s performance, the CEO assesses the overall performance of the Company in light of the dynamics of the China market. As a result, no single performance goal or group of goals is determinative for the CEO’s evaluation of the executive’s performance.

The above evaluation provides the basis for the CEO’s recommendation to the Compensation Committee for the executive’s Individual Performance Factor. The Compensation Committee then meets with the CEO and discusses the CEO’s recommendations and meets separately in executive session to discuss the CEO’s recommendations and make a determination of the Individual Performance Factor for the NEOs, excluding the CEO.

The Compensation Committee applies similar factors in determining the Individual Performance Factor for the CEO. The Compensation Committee meets in executive session to discuss the CEO’s individual performance and then consults with the Chairman of the Board for their collective determination of the CEO’s Individual Performance Factor. The evaluation of the CEO’s overall performance relative to these factors is also inherently subjective, involving a high degree of judgment. The Compensation Committee and the other independent directors assess the overall performance of the Company in light of the dynamics of the China market in which the Company operates. As a result, no single performance goal or group of goals is determinative for the evaluation of the CEO’s performance.

The use of Individual Performance Factors provides the Company with a degree of flexibility (applied reasonably and in moderation by the Compensation Committee) to reward contributions to strategic business initiatives and the building of organizational capabilities supportive of the creation of long-term value.

Based on the foregoing, the Compensation Committee assigned 2021 Individual Performance Factors for the NEOs ranging from 100% to 130%, as described below under “2021 NEO Compensation and Performance Summary.”

Long-Term Equity Incentives

The Company provides long-term equity compensation to its executives to encourage decision-making that creates long-term sustainable stockholder value. In determining the size of the annual equity awards, the Compensation Committee considers the following:

•	Prior year individual and team performance;

•	Expected contributions in future years;

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•	The market value of the executive’s role compared with similar roles in the Company’s peer group, based on compensation survey data; and

•	Achievement of the Company’s stock ownership guidelines.

Consistent with the 2020 annual equity grants, the 2021 annual equity grants consisted of SARs and PSUs, equally weighted. The entire portion of the annual equity grant is considered by the Compensation Committee to be performance-based as the PSUs will vest based only on the Company’s achievement of performance goals relating to rTSR, Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth, and the SARs will realize value only to the extent the Company’s stock price increases from the date of grant.

The SARs vest annually in equal installments of 25%, beginning on the first anniversary of the grant date and generally subject to continued employment through the applicable vesting date. The exercise price of each SAR grant is based on the closing market price of the underlying Company stock on the date of grant.

The Annual PSU Awards are designed to incentivize each NEO’s performance over the performance period from January 1, 2021 to December 31, 2023 and to further align their interests with the interests of our stockholders. In early 2021, in response to the challenges presented by the COVID-19 pandemic with respect to setting targets for the Annual PSU Awards, the Compensation Committee determined to grant the Annual PSU Awards in two equally weighted grants, with the first grant occurring in February 2021 and to vest based on the Company’s achievement of rTSR performance goals and the second grant occurring three months later in May 2021 and to vest based on the Company’s achievement of performance goals relating to Adjusted Total Revenue Growth (weighted 50%) and Adjusted Diluted Earnings Per Common Share Growth (weighted 50%). Given the uncertainty presented by the continuing COVID-19 pandemic, the Compensation Committee considered a number of options to design the Annual PSU Awards in a manner that served as an appropriate incentive vehicle while also aligning the long-term interests of recipients with our stockholders, including the possibility of setting annual performance goals for each year in the three-year performance period with respect to the Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth performance goals. In order to align the Annual PSU Awards with the long-term interest of the stockholders, the Compensation Committee ultimately decided to approve a three-year performance period from January 1, 2021 to December 31, 2023, as compared to three annual performance periods. To obtain greater clarity on the operating environment and assess the rigor of these three-year performance goals, the Compensation Committee delayed the grant date by three months until May 2021 for the Annual PSU Awards with vesting tied to these two performance goals. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of the PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021. This resulted in larger grant date fair value as compared to the grant level approved in February 2021 due to higher stock price in May 2021.

The rTSR performance goal for the 3-year performance period from January 1, 2021 to December 31, 2023 is measured as achievement compared against constituents of the MSCI China Index. The vesting is capped at target if TSR performance is negative over the performance period. For Company performance at the 30th percentile, threshold shares (50% of target) would be earned, at the above median 55th percentile 100% of target shares would be earned, and at the 80th percentile or greater, maximum shares (200% of target) would be earned. The Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Share Growth goals use the 2020 results as a baseline from which to measure growth. Given the Company’s performance in 2020 (and the first quarter of 2021 with respect to the Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Share Growth performance goals) and the Company’s operating plan over the three-year performance period, the performance goals applicable to the Annual PSU Awards were designed to be challenging but achievable with strong management performance.

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2021 represented the final year of the 2019-2021 performance period for PSUs granted in 2019. Under the 2019 PSU program, Ms. Wat’s 2019 PSUs would be settled in shares of our common stock based on our rTSR performance over the 2019-2021 performance period relative to

143 of the 149 companies in the MSCI International China Index as of January 1, 2019 and that were still active as of December 31, 2021. Under the program, payout would be capped at target if the Company’s TSR was negative over the three-year performance period.

		Threshold	Target	Maximum
TSR Percentile Rank Achieved	<30%	30%	55%	85%
Proportion of Target Award Vesting*	0%	35%	100%	200%

*	Vesting proportion for performance between performance levels would be determined based on linear interpolation.

Based on the Company’s 45.71% TSR performance during the three-year performance period, the Company ranked at the 72nd percentile as compared to the TSR performance of the active constituents of the MSCI International China Index at the end of the performance period, resulting in 157.43% of the target PSUs and dividend equivalents vesting, or 67,686 shares of our common stock.

2021 Chairman Grants

In February 2021, the Compensation Committee awarded the 2021 Chairman Grants to select Company executive officers and employees. Among the NEOs, Ms. Wat and Messrs. Yeung and Chan were selected as recipients of the Chairman long-term equity grant. These awards are intended to provide recognition for exemplary individual leadership demonstrated by select executives and employees during 2020, in particular in resolving many novel and complex regulatory issues to execute the Company’s secondary listing on the Hong Kong Stock Exchange and navigating the Company through the COVID-19 crisis. The Company considers it important to retain the flexibility to make long-term equity awards to specifically reward demonstrated individual leadership actions and behaviors that are not factored into the corporate performance goals underlying the equity awards made to our entire management team, but which still recognize individual actions and behaviors that the Company wants to encourage and foster. While these awards were granted in recognition of the significant individual achievements and leadership displayed by recipients during 2020, the Compensation Committee elected to deliver the 2021 Chairman Grants as RSUs that cliff-vest on the third anniversary of the grant date to incentivize retention over this three-year period. Factors considered in awarding the Chairman Awards included:

•

Listing on the Stock Exchange of Hong Kong—Management assumed a significant amount of additional duties to resolve many novel and complex regulatory issues to execute the Company’s secondary listing on the Hong Kong Stock Exchange on an accelerated timeframe in the midst of the global pandemic to become the first Delaware and non-TMT company to qualify as an innovative company and successfully list on the exchange. The secondary listing on the Hong Kong Stock Exchange raised net proceeds of $2.2 billion and expanded the Company’s stockholder base in China and Asia.

•

COVID-19 Responsiveness—The management team led the implementation of key actions that we undertook to protect our employees, serve our customers, drive stockholder value-creation and give back to the community in connection with the COVID-19 pandemic, all of which we believe have contributed to our ability to navigate the pandemic in 2020. These actions included: implementing stringent health measures at our restaurants and workplaces and providing extended healthcare and other support to employees; keeping majority of our stores open even at the peak of the outbreak; launching contactless delivery, takeaway and corporate catering to support businesses during the time of reduced dine-in traffic; and addressing operational complexities and challenges in response to changes in regulatory requirements imposed by governmental authorities. Throughout the pandemic in 2020, management demonstrated their commitment to our long-term

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success by taking actions that were key to the Company’s ability to effectively navigate the pandemic and emerge even stronger, even if such actions entail certain additional costs. For example, while many of our competitors elected to lay-off employees during the pandemic, we kept employees on our payroll to allow us to recall employees as soon as possible once restrictions eased and it was appropriate to open stores. Actions such as this allowed us to nimbly respond to changing circumstances and foster goodwill among our employees. During 2020, sales and traffic recovered sequentially since the first quarter of 2020. The Company also served over 170,000 free meals to 1,450 hospitals and medical centers.

•

Strong Execution Against the Company’s Strategic Operating Plan—In the context of a challenging year without precedent, the Company delivered strong results, including the opening of 1,165 new stores, bringing total store count to over 10,500 across more than 1,500 cities in China. The KFC and Pizza Hut loyalty programs exceeded 300 million members combined, with member sales accounted for approximately 60% of system sales in 2020. Leveraging its digital and delivery capabilities, the Company continued to capture dine-in and off-premise opportunities. These priorities were aligned with the Company’s strategic operating plan in order to position the Company as a strong market leader.

The grants to Ms. Wat and Messrs. Yeung and Chan have a grant date fair value of $2,500,000, $1,600,000 and $1,500,000, respectively, and will cliff-vest on the three-year anniversary of the grant date based on continued service through the vesting date. The Compensation Committee elected to deliver the 2021 Chairman Grants as RSUs rather than as cash bonuses in order to further incentivize the retention of these key contributors over the applicable vesting period and to further align their interests with the interests of our stockholders. While these awards are not a component of the Company’s annual executive compensation program, the Compensation Committee determined that the 2021 Chairman Grants were appropriate to recognize the listing on the Hong Kong Stock Exchange and to incentivize similar actions that required significant efforts and innovativeness by our select executives.

2022 Lavazza ESOP Grants

As previously disclosed, the Company and Lavazza Group established the Lavazza Joint Venture to explore and develop the Lavazza coffee business in China. In order to incentivize the efforts of employees of the Company, Lavazza Group and the Lavazza Joint Venture to execute on the Lavazza Joint Venture’s business plan, including the target to open 1,000 Lavazza stores in China by 2025, the Lavazza Joint Venture established the JV Equity Plans allowing for the grant of equity awards with respect to the Lavazza Joint Venture to key employees of the Lavazza Joint Venture, as well as select employees of Lavazza Group and the Company. Under the JV Equity Plans, up to 15% of the equity in the Lavazza Joint Venture may be granted as equity awards under the JV Equity Plans, with employees and other eligible participants of the Lavazza Joint Venture, including general restaurant managers, eligible to receive up to 80% of the JV Equity Plan shares, or 12% of the equity in the Lavazza Joint Venture. The remaining JV Equity Plan shares will be allocated to the employees of the Company and Lavazza Group in accordance with their respective equity interest in the Lavazza Joint Venture, or up to 2% and 1%, respectively, of the equity in the Lavazza Joint Venture. The Compensation Committee has discretion to award the portion of the JV equity pool allocated to the Company to employees of the Company who have been key contributors to the efforts of the Lavazza Joint Venture and are deemed to be essential to the successful execution of the Lavazza Joint Venture’s business plan. The JV Equity Plans and related grants were adopted in order to support entrepreneurial and innovative thinking and leadership through a compensation structure linked to brand expansion and our long-term strategy.

After considering the input of the Compensation Committee’s compensation consultant with respect to form and amount of equity awards to be granted to Company employees, on February 10, 2022, the Lavazza Joint Venture and the Compensation Committee approved equity awards under the applicable JV Equity Plan to certain employees of the Company, including the continuing NEOs, in the form of PSUs. The PSUs are subject to both performance-based vesting conditions and the occurrence of a liquidity event. The performance-based vesting conditions relate to the Lavazza Joint Venture’s performance

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with respect to revenue, store-level profitability, brand-level profitability and store count, each equally weighted, with performance to be measured on a rolling four-consecutive quarter basis over a four-year performance period. The liquidity event vesting condition, which includes the occurrence of an initial public offering of the Lavazza Joint Venture, must occur within seven years of the grant date. Any portion of the award that does not vest, either based on the achievement of the applicable performance-based vesting conditions or the non-occurrence of the liquidity event, will be forfeited in their entirety. To recognize the efforts of each of the continuing NEOs with respect to the Lavazza Joint Venture and to incentivize and galvanize their continued focus on the success of the Lavazza Joint Venture, the Compensation Committee granted PSUs with the following grant date fair values to each of the continuing NEOs: Ms. Wat, $1,000,000; Mr. Yeung, $200,000; Mr. Chan, $200,000; Mr. Huang, $200,000 and Mr. Yuen, $200,000.

Other Elements of Executive Compensation Program

As with all Company employees, Company executive officers receive certain employment benefits. We believe the benefits we offer are an important part of retention and capital preservation for all levels of employees. Our benefits are designed to protect against unexpected catastrophic losses of health and earnings potential and provide a means to save and accumulate assets for retirement.

Post-Termination and Change in Control Compensation.

The Company provides certain post-termination and change in control compensation to help accomplish the Company’s compensation philosophy of attracting and retaining executive talent.

Change in Control Severance Plan. The Company maintains a change in control severance plan that covers all NEOs. Severance benefits are payable only upon a qualifying termination, which is defined as a termination by the Company without cause or by the participant due to good reason, within 24 months following the consummation of a change in control of the Company. The Compensation Committee believes change in control compensation pro-

motes management independence and helps retain, stabilize, and focus the executive officers in the event of a change in control.

Executive Severance Plan. As noted above, in September 2021, the Compensation Committee adopted the Executive Severance Plan to provide severance benefits to certain key management employees of the Company and its affiliates who are selected by the Compensation Committee to participate in the plan, including each of the NEOs. The Executive Severance Plan aids in recruitment and retention and promotes smooth succession planning, while providing transitional pay for a limited period of time to executives whose employment is involuntarily terminated. Payments are conditioned upon the executive’s execution of a release of claims in favor of the Company and compliance with restrictive covenants. Severance benefits payable under the Executive Severance Plan are equal to two times the sum of annual base salary plus annual target bonus for the CEO and one time the sum of annual base salary plus target annual bonus for the other NEOs, will be in lieu of any cash severance benefits under any other arrangement with the participant and are subject to recoupment in the event the executive violates his or her restrictive covenants with the Company.

The terms of the Change in Control Severance Plan and Executive Severance Plan were determined after considering market data and the input of the compensation consultant. The award agreements with respect to the Company’s outstanding equity awards also provide for pro-rata vesting in the event of certain qualifying terminations of employment, as described below.

Please see the “Potential Payments upon a Termination or a Change in Control” section below for a quantification of the amounts that would be payable to each of the continuing NEOs in connection with a termination of employment or change in control as of December 31, 2021.

Retirement Plans. The Company offers certain executives working in China retirement benefits under the Bai Sheng Restaurants China Holdings Limited Retirement Scheme (“BSRCHLRS”). Under the BSRCHLRS, executives may make personal contributions, and the Company provides a company-funded contribution ranging from 5% to 10% of a participating executive’s base salary. During

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2021, all of our NEOs were participants in the BSRCHLRS, and each NEO received a company-funded contribution.

Medical, Dental, and Life Insurance and Disability Coverage. The Company provides benefits such as medical, dental, and life insurance and disability coverage to its executive officers through the same benefit plans that are provided to all eligible China-based employees.

Perquisites. Certain perquisites are provided to certain Company executive officers relating to overseas assignments. These perquisites are governed by the Company’s formal mobility policy, are offered on a case-by-case basis and reflect each executive’s particular circumstances while also generally reflecting market practices for similarly situated, globally mobile executives working in international companies based in mainland China. For example, the Company may offer perquisites such as housing cost subsidies, dependent education, and home leave payments to executives per-

forming services in China. These perquisites are considered to be a necessary component of the Company’s executive compensation program in order to attract and retain high-performing executives from different countries who have the skill sets and experience to successfully manage and lead the Company in mainland China.

Prior to our spin-off from YUM! Brands, Inc. (“YUM”), certain of our NEOs were offered tax equalization benefits as an element of their compensation. These tax equalization benefits represent legacy compensation arrangements entered into with our former parent. After the spin-off, the Compensation Committee began to phase out tax equalization benefits for the NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements).

See the 2021 All Other Compensation Table in this CD&A for details regarding the perquisites received by our NEOs during 2021.

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2021 NEO Compensation and Performance Summary

Below is a summary of our NEOs’ 2021 compensation—which includes base salary, annual cash bonus, and equity awards—and an overview of our NEOs’ 2021 performance relative to the annual performance goals.

Joey Wat Chief Executive Officer

2021 Performance Summary. The Compensation Committee determined Ms. Wat’s performance to be above target with an Individual Performance Factor of 130%. At the beginning of the year, the Compensation Committee set individual performance goals for Ms. Wat covering five pre-defined performance areas: (1) financial performance as measured by sales and profit growth; (2) ESG; (3) accelerating growth of leading brands; (4) growing new business initiatives and (5) building people, culture and organization.

Further, Ms. Wat was recognized for leading the Company’s crisis management team in tackling many challenges arising out of the COVID-19 pandemic in 2021 and continuing to execute the Company’s business plan through a disciplined review process. While the COVID-19 pandemic heavily impacted the Company’s business in the second half of 2021, Ms. Wat led the Company in delivering system sales growth of 10% and achieving delivery sales growth of 20% for KFC and 14% for Pizza Hut. Under Ms. Wat’s leadership, Pizza Hut’s revitalization program, which started in 2017, has significantly improved fundamentals, and Pizza Hut achieved remarkable growth in both sales and profit in 2021. The Company achieved record openings of 1,806 gross new stores with diversified store models and healthy unit economics. Since Ms. Wat’s appointment as CEO in early 2018, the Company’s TSR consistently outperformed that of the MSCI China Index. The Compensation Committee also attached importance to Ms. Wat’s management of the Company’s talent base. Under her direction, the Company initiated the building of a digital research and development center in three cities to support the multi-year end-to-end digitalization initiative. Ms. Wat also took an active role in guiding the Company’s ESG efforts. The Company’s 2021 ESG achievements included phasing-out disposable plastic cutlery, as well as gradually replacing non-degradable plastic bags with paper or biodegradable plastic bags. Ms. Wat also assembled a project team supported by external advisors to develop a long-term greenhouse gas emissions strategy leading to the Company’s announcement of its commitment to setting the Science Based Targets.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee decided to bring Ms. Wat’s 2021 target compensation levels closer in line with the median of the Company’s compensation peer group, after taking into account Ms. Wat’s experience in and knowledge of the China consumer market and global expertise. These decisions positioned Ms. Wat’s total target direct compensation at the 42nd percentile of the Company’s 2021 compensation peer group. After considering the advice of its compensation consultant, market practices, and Ms. Wat’s individual performance, the Compensation Committee made the following compensation decisions.

•	Base Salary. Ms. Wat’s base salary was increased from $1,250,000 to $1,350,000, an increase of 8%.

•

Annual Incentive Plan Target and Payout Level. Ms. Wat’s annual cash bonus target increased from 150% to 200% of her base salary, resulting in a blended bonus target for the year of $2,642,671. Ms. Wat’s 2021 annual cash bonus award payout was $3,607,246, reflecting a total payout of 137% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 130%.

•

Long-Term Incentive Award. The Compensation Committee approved an annual long-term incentive award of $6,000,000 to Ms. Wat in February 2021, delivered equally in SARs and PSUs, which was increased from an annual long-term incentive award of $5,000,000 in 2020. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Ms. Wat’s PSU grant was determined based on the February 2021

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stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $6,203,901 as compared to the grant level approved in February 2021 due to higher stock price in May 2021. Ms. Wat also received a 2021 Chairman

Grant with a grant date fair value of $2,500,000. Inclusive of the Chairman Grant, target total direct compensation awarded in 2021 was positioned at the 56th percentile of the Company’s 2021 compensation peer group.

Andy Yeung Chief Financial Officer

2021 Performance Summary. The Compensation Committee determined Mr. Yeung’s performance to be above target with an Individual Performance Factor of 125%. Mr. Yeung was recognized for driving disciplined financial planning and vigorous cost management measures, achieving a year-over-year increase in Operating Profit despite the significant impact due to the resurgence of COVID-19 in the second half of 2021. He also led the development of the Company’s multi-year capital allocation strategy. With the Company becoming newly listed on the Hong Kong Stock Exchange in September 2020, he led the efforts for the Company’s compliance with the rules of the SEC and Hong Kong Stock Exchange. Mr. Yeung played an active role in ESG, including the Company’s strategy and roadmap relating to setting Science Based Targets. For new growth initiatives, Mr. Yeung was instrumental in formulating the long-term joint venture agreement with Lavazza Group. He also devised and implemented robust monthly financial reviews on all new growth initiatives, including the Lavazza Joint Venture, to complement the leadership team’s comprehensive business reviews on these growth initiatives and support disciplined, accelerated growth.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Yeung’s 2021 compensation levels after considering the advice of its compensation consultant, market practices and Mr. Yeung’s individual performance. Specifically, the compensation adjustments for Mr. Yeung were made to bring the components of his annual target total direct compensation closer in line with that of the median of the compensation peer group.

•	Base Salary. Mr. Yeung’s base salary was increased from $700,000 to $800,000.

•

Annual Incentive Plan Target and Payout Level. Mr. Yeung’s annual cash bonus target increased from 80% to 100% of his base salary, resulting in a blended bonus target for the year of $786,411. Mr. Yeung’s 2021 annual cash bonus award payout was $ 1,032,164, reflecting a total payout of 131% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 125%.

•

Long-Term Incentive Award. The Compensation Committee approved an annual long-term incentive award of $1,500,000 to Mr. Yeung in February 2021, delivered equally in SARs and PSUs, which was increased from an annual long-term incentive award of $1,200,000 in 2020, which positioned Mr. Yeung’s annual target total direct compensation at the 41st percentile of the compensation peer group. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Yeung’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $1,551,056 as compared to the grant level approved in February 2021 due to higher stock price in May 2021. Mr. Yeung also received a 2021 Chairman Grant with a grant date fair value of $1,600,000. Inclusive of the Chairman Grant, target total direct compensation awarded in 2021 was positioned between the median and the upper quartile of the compensation peer group.

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Joseph Chan Chief Legal Officer

2021 Performance Summary. The Compensation Committee determined Mr. Chan’s performance to be above target with an Individual Performance Factor of 125%. Mr. Chan also contributed significantly to the building and updating of the Company’s compliance and governance framework especially following its secondary listing on the Hong Kong Stock Exchange in September 2020. Mr. Chan also played an instrumental role in supporting the execution of strategic investments including transaction structuring, due diligence, definitive agreement drafting and negotiation and regulatory approvals. Mr. Chan also further enhanced the Company’s capability to manage and mitigate emerging risks such as cybersecurity and intellectual property protection. Mr. Chan was recognized for serving as a core member of the Company’s Sustainability Committee to lead and guide the Company’s sustainability disclosures to follow evolving regulatory requirements and market practices. He made significant contributions in the ESG strategy and roadmap formulation, including the Company’s commitment to setting Science Based Targets.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Chan’s 2021 compensation levels after considering the advice of its compensation consultant, market practices and Mr. Chan’s individual performance.

•	Base Salary. Mr. Chan’s base salary was increased from $540,000 to $600,000.

•

Annual Incentive Plan Target and Payout Level. Mr. Chan’s annual cash bonus target increased from 65% to 80% of his base salary, resulting in a blended bonus target for the year of $472,356. Mr. Chan’s 2021 annual cash bonus award payout was $619,967, reflecting a total payout of 131% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 125%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $1,125,000 to Mr. Chan in February 2021, to be delivered equally in SARs and PSUs. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Chan’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $1,163,248 as compared to the grant level approved in February 2021 due to higher stock price in May 2021. Mr. Chan also received a 2021 Chairman Grant with a grant date fair value of $1,500,000.

Johnson Huang General Manager, KFC

2021 Performance Summary. During 2021, Mr. Huang served as General Manager, KFC, after returning from medical leave of absence during 2020. The Compensation Committee determined that Mr. Huang’s 2021 performance was on target with an Individual Performance Factor of 110%. Mr. Huang was recognized for driving KFC’s prompt actions in response to the disruptions due to the multiple waves of the COVID-19 outbreaks especially in the second half of 2021. The KFC Brand, under Mr. Huang’s leadership, delivered an 8% increase in system sales growth, and achieved delivery sales growth of 20%, openings of 1,232 gross new stores and new member acquisition of 55 million. Mr. Huang made significant progress in implementing KFC’s strategy in both expanding regionally-inspired menu items and adopting diversified store models. He also led the efforts to improve restaurant productivity through the use of digital technologies and automation, leading to labor productivity improvement and wastage reduction. Mr. Huang supported the Company’s ESG strategy by launching the first carbon neutral product and replacing disposable plastic straws, cutlery and bags, representing savings of over 7,000 tons of plastic in 2021. He supported the continued expansion of the KFC food bank project to 27 cities at the end of 2021.

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2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Huang’s 2021 compensation levels after considering the advice of its compensation consultant, market practices, Mr. Huang’s individual performance and the strong performance of KFC.

•	Base Salary. Mr. Huang’s base salary remains unchanged at $740,000.

•

Annual Incentive Plan Target and Payout Level. Mr. Huang’s annual cash bonus target was increased from 90% to 100% of his base salary, resulting in a blended bonus target for the year of $733,715. Mr. Huang’s 2021 annual cash bonus award payout was $847,441, reflecting a total payout of 116% of target based on the blended Team Performance Factor of 105% and Individual Performance Factor of 110%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $1,250,000 to Mr. Huang in February 2021, to be delivered equally in SARs and PSUs, as the compensation review showed that the prior year award size, which had remained unchanged from that of the year before last, was under-competitive. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Huang’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $1,292,558 as compared to the grant level approved in February 2021 due to higher stock price in May 2021.

Aiken Yuen Chief People Officer

2021 Performance Summary. The Compensation Committee determined Mr. Yuen’s performance to be above target with an Individual Performance Factor of 125%. Mr. Yuen was recognized for his instrumental role in guiding and coordinating employees’ health and safety measures against the multiple waves of the COVID-19 outbreaks especially in the second half of 2021. In 2021, the Company upgraded the medical insurance coverage of our restaurant general managers, restaurant management teams and supervisors.    To build organizational capability, he contributed significantly in building the Company’s digital research and development center and the Lavazza Joint Venture team from scratch. Mr. Yuen also served as a core member of the Company’s Sustainability Committee. He provided valuable guidance and input in enhancing the Company’s disclosures on human capital management in the Company’s Annual Report and Sustainability Report. In 2021, the Company was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2021 in China by the Top Employers Institute, both for the third consecutive year.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Yuen’s 2021 compensation levels after considering the advice of its compensation consultant, market practices and Mr. Yuen’s individual performance.

•	Base Salary. Mr. Yuen’s base salary was increased from $560,000 to $600,000.

•

Annual Incentive Plan Target and Payout Level. Mr. Yuen’s annual cash bonus target increased from 65% to 70% of his base salary, resulting in a blended bonus target for the year of $417,452. Mr. Yuen’s 2021 annual cash bonus award payout was $547,906, reflecting a total payout of 131% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 125%.

•	Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $700,000 to Mr. Yuen in February 2021, to be delivered

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equally in SARs and PSUs, as the compensation review showed that the prior year annual long-term incentive award was under-competitive. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Yuen’s PSU grant was deter-

mined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $723,892 as compared to the grant level approved in February 2021 due to higher stock price in May 2021.

Danny Tan Former Chief Supply Chain Officer(through November 8, 2021) and Senior Advisor to the CEO (from November 9, 2021 to February 10, 2022)

2021 Performance Summary. The Compensation Committee determined Mr. Tan’s performance to be on target with an Individual Performance Factor of 100%. Mr. Tan was recognized for his contribution in managing and optimizing cost of sales, leading to significant savings for raw materials and logistics cost. He also provided valuable input in planning for the expansion of the Company’s logistics center network. In 2021, the Company acquired land for three logistics centers, of which the Company started greenfield construction for two. When serving as the chairperson of the Sustainability Committee, he was instrumental in formulating the Company’s ESG strategy and roadmap, including the Company’s commitment to setting Science Based Targets, and seeking alignment from key stakeholders. Under his leadership, the Company’s ESG efforts achieved progressive improvements, as demonstrated by the assessment results from third-party agencies, including DJSI, ISS and MSCI.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Tan’s 2021 compensation levels after considering the advice of its compensation consultant, market practices and Mr. Tan’s individual performance.

•	Base Salary. Mr. Tan’s base salary was increased from $670,000 to $700,000.
•

Annual Incentive Plan Target and Payout Level. Mr. Tan’s annual cash bonus target was set at 80% of his base salary, unchanged from the prior year, resulting in a bonus target for the year of $ 560,000. Mr. Tan’s 2021 annual cash bonus award payout was $588,000, reflecting a total payout of 105% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 100%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $1,000,000 to Mr. Tan in February 2021, to be delivered equally in SARs and PSUs, as the compensation review shows that the prior year long-term incentive award, which had remained unchanged from the prior year, was under-competitive. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Tan’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $1,034,078 as compared to the grant level approved in February 2021 due to higher stock price in May 2021.

Please see the “Potential Payments upon a Termination or a Change in Control” section below for a quantification of the amounts Mr. Tan received in connection with his separation.

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How Compensation Decisions Are Made

Executive Compensation Philosophy

A unique feature of the Company is that while incorporated in Delaware and listed on the NYSE and Hong Kong Stock Exchange, substantially all of its operations are located in China. As a result, knowledge and expertise of both U.S. and China regulatory regimes and business practices are required for many of the Company’s executive officers.

The Company’s executive compensation program has been designed to attract and retain the talent necessary to achieve superior stockholder results and support the long-term sustainable growth of the Company while simultaneously holding our executives accountable to continuously achieve results year after year. In addition, the program has been designed to reward performance, emphasize long-term value creation and drive an ownership mentality.

Role of the Compensation Committee

The Compensation Committee reviews and approves goals and objectives relevant to the compensation of the CEO and other executive officers, sets the compensation levels of each of the executive officers, and together with the other independent directors of the Board, approves the compensation of the CEO. The Compensation Committee’s responsibilities under its charter are further described in the “Governance of the Company” section of this Proxy Statement. While not members of the Compensation Committee, the CEO, the CFO, the Chief People Officer, and the Chief Legal Officer, when necessary, also attended meetings of the Compensation Committee in 2021 to contribute to and understand the Compensation Committee’s oversight of, and decisions relating to, executive compensation. The CEO, the CFO, the Chief People Officer, and the Chief Legal Officer did not attend portions of the meetings relating to their own compensation. The Compensation Committee regularly conducts executive sessions without management present. The Compensation Committee also engages in an ongoing dialogue with its compensation consultant, the CEO, and the Chief People Officer for the evaluation and establishment of the elements of our executive compensation program.

Role of the Independent Consultant

During 2021, the Compensation Committee retained Mercer (Hong Kong) Limited (“Mercer”) as its independent consultant to advise it on executive compensation matters. Mercer attended Compensation Committee meetings in 2021 and provided advice and guidance to the Compensation Committee on (i) the market competitiveness of the Company’s executive pay practices and levels; (ii) incentive compensation plan design market practice, including regulatory developments, and institutional shareholder views, and in relation to equity awards under the applicable JV Equity Plan; (iii) executive severance plan design benchmarks; (iv) the 2022 compensation peer group; (v) the results of equity compensation analytics and award valuations; (vi) the 2021 Chairman Grants; (vii) the Company’s stock ownership guidelines and retention policies; and (viii) pay disclosures, including this CD&A. The Compensation Committee has assessed the independence of Mercer pursuant to NYSE rules and conflicts of interest specifically enumerated by the SEC’s six factors, and the Company has concluded that Mercer’s work for the Compensation Committee does not raise any conflicts of interest. The Compensation Committee annually reviews its relationship with Mercer and determines whether to renew the engagement. Only the Compensation Committee has the right to approve the services to be provided by, or to terminate the services of, its compensation consultant.

Executive Compensation Peer Group

One of the key objectives of our executive compensation program is to retain and reward the right talent by providing reasonable and competitive compensation. One method that the Compensation Committee utilizes to attain this objective is by establishing a group of peer companies for comparison of executive compensation practices.

The peer group approved by the Compensation Committee based on the recommendations of Mercer consisted of companies in the restaurant, food and consumer services industries in the United States, Greater China and Europe, as these represent the sectors with which the Company

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competes for executive talent. In addition, Mercer suggested that, for purposes of benchmarking compensation levels for NEOs other than the CEO, the peer group data be supplemented with compensation survey data to provide a broader perspective on market practices. References in this CD&A to market data refer to the peer group or survey data, as appropriate.

After considering the advice of Mercer, the Compensation Committee approved a revised peer group for evaluating 2021 compensation decisions for the NEOs, which consisted of the companies below. As part of these revisions, the Compensation Committee added Beyond Meat, Inc., China Mengniu Dairy, eBay Inc., Expedia Group,

Inc., Kellogg Company, Marriott International, Inc., and McCormick & Company, Incorporated and removed Hyatt Hotels Corporation, Melco International Development Limited, US Foods Holding Corp., Whitbread PLC, Wm Morrison Supermarkets PLC, Wynn Macau, Limited and X5 Retail Group N.V. These changes were made in order to further align the peer group with the Company’s size and operations. Founder CEOs at Beyond Meat, Inc., Haidilao International Holdings Ltd., and Want Want China Holdings Limited were excluded from the competitive market review. Our peer group reflects a median market capitalization of $23.6 billion and median annual revenues of $11.2 billion, both as of June 30, 2021, and consists of 17 U.S. and 10 non-U.S. companies.

2021 Executive Compensation Peer Group

Previous Peer Group

New Peer Group for 2021

Data from our 2021 peer group was supplemented by data from companies included in three executive compensation surveys conducted by Mercer in China, Hong Kong, and the U.S., size adjusted to reflect the Company’s revenue. During 2021, the Compensation Committee reviewed a report summarizing compensation levels at the 25th, 50th and 75th percentiles of the peer group and, as applicable, of the survey data for positions comparable to our NEOs. The report compared target and actual total cash compensation (base salary and annual incentives) and total direct compensation (base salary plus annual incentives plus long-term incentives) for each of the NEOs against these benchmarks. The Compensation Committee also reviewed detailed tally sheets that captured comprehensive compensation, benefits and stock ownership details, and comparisons of the CEO’s realized total direct compensation and realizable equity vis-à-vis that of the peer group.

In September 2021, the Compensation Committee revised the Company’s compensation peer group and decided to remove four (4) companies and add three (3) companies for reasons of industry appropriateness and disclosed data availability. The Compensation Committee removed Beyond Meat, Inc., eBay Inc., WH Group Limited and Want Want China Holdings Limited, and added DoorDash, Inc., General Mills, Inc. and Chow Tai Fook Jewellery Group Limited. The new compensation peer group consists of 17 U.S. and nine non-U.S. peers. These changes were made in order to further align the peer group with the Company’s size and operations. This revised peer group will be used to evaluate 2022 compensation decisions. The founder CEOs at DoorDash, Inc. and Haidilao International Holdings Ltd. are expected to be excluded from the CEO’s competitive market review.

Competitive Positioning and Setting Compensation

At the beginning of 2021, the Compensation Committee considered executive compensation peer group data as a frame of reference for establishing target compensation levels for base salary and annual and long-term incentive

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awards for each NEO. The Compensation Committee conducted an extensive review of market data and made the decision to position target total direct compensation close to the market median, with variation based on the marketability, performance and potential of each NEO and the criticality of the role on the organization.

Compensation Policies

Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy, in the event of any restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will recover or cancel any performance awards that were awarded to a current or former executive officer as a result of achieving performance targets that would not have been met under the restated results. The Company’s recovery authority applies to any performance award received by a current or former executive officer during the three most-recently completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Under the terms of the policy, a performance award means any cash or equity-based award that is made, vests or is payable based wholly or in part on the results of a financial reporting measure.

Equity-Based Awards Grant Policy

The Company’s Equity-Based Awards Grant Policy provides for certain procedures with respect to the granting of equity awards, including specifying pre-determined dates for annual and off-cycle grants and specifying that the Company will not purposely accelerate or delay the public release of material information in consideration of pending equity grants. Generally, annual equity grants are effective as of the date that is two business days after the Company publicly discloses its results for the previous fiscal year.

Stock Ownership Guidelines and Retention Policy

To align the efforts of our executives with the long-term interests of our stockholders and to reinforce their commitment to the Company’s long-term objectives, the Compensation Committee established a stock ownership and retention policy that applies to our Section 16 Officers and all members of our Leadership Team. Under the stock ownership and retention policy, the executives have a five-year period from July 1, 2017 or, if later, the date of appointment to a covered position to attain the required ownership level. During the five-year phase-in period, the executives must retain, until the required ownership guideline levels have been achieved, at least 50% of the after-tax shares resulting from the vesting or exercise of equity awards, including PSUs. If the guideline is not achieved after such five-year compliance period, the executive officer will be required to retain 100% of after-tax shares resulting from the vesting or exercise of equity awards until the guideline is achieved.

The chart below shows stock ownership requirements as a multiple of annual base salary for our continuing NEOs. As of the record date, each continuing NEO is in compliance with the Company’s stock ownership requirements and retention policy.

NEO	Stock Ownership as a Multiple of Annual Base Salary
CEO	6X
CFO	3X
Chief Legal Officer	2X
General Manager, KFC	2X
Chief People Officer	2X

Hedging and Pledging of Company Stock

Under the Company’s Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow such employee or director either to insulate himself or herself from, or profit from, a decline in the Company’s stock price. Similarly, no employee or director may enter into hedging transactions in Company stock. Such transactions include, without limitation, short sales as well as any hedging transactions in derivative securities (e.g., puts, calls, swaps or collars) or other speculative transactions related to the Company’s stock. Pledging of Company stock by executive officers and directors is also prohibited.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Compensation Committee:

Ruby Lu (Chair)

Edouard Ettedgui

William Wang

Min (Jenny) Zhang

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2021 SUMMARY COMPENSATION TABLE

The following table and footnotes summarize the total compensation awarded to, earned by or paid to the NEOs for fiscal year 2021 and, to the extent required by SEC executive compensation disclosure rules, fiscal years 2020 and 2019. The Company’s NEOs for the 2021 fiscal year are its CEO, CFO, the three other most highly compensated executive officers serving as executive officers as of December 31, 2021, and its former Chief Supply Chain Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)	Adjusted Total Compensation Without Legacy Tax Reimbursements(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Joey Wat	2021	1,341,667	—	5,703,920	3,000,004	3,607,246	2,902,835	16,555,672	13,993,639

Chief Executive Officer	2020	1,151,083	—	14,500,084	2,500,003	2,502,664	517,744	21,171,578	20,995,478

	2019	1,180,667	—	2,500,031	2,500,012	4,355,208	1,634,083	12,170,001	10,900,805

Andy Yeung	2021	791,512	—	2,401,075	750,014	1,032,164	135,769	5,110,534	5,110,534

Chief Financial Officer	2020	643,333	—	2,600,068	600,013	701,865	149,144	4,694,423	4,694,423

	2019	189,895	—	1,000,030	—	322,407	29,638	1,541,970	1,541,970

Joseph Chan	2021	595,000	—	2,100,748	562,502	619,967	177,468	4,055,685	4,055,685

Chief Legal Officer

Johnson Huang	2021	740,000	—	667,558	625,000	847,441	320,245	3,200,244	3,108,580

General Manager, KFC	2020	516,814	—	2,600,068	600,013	251,021	209,701	4,177,617	4,177,617

	2019	695,833	—	440,013	440,007	1,682,635	386,480	3,644,968	3,466,790

Aiken Yuen	2021	595,236	—	373,881	350,011	547,906	596,068	2,463,102	2,066,736

Chief People Officer	2020	517,413	100,566	1,825,078	325,011	461,599	542,754	3,772,421	3,388,514

	2019	512,527	99,552	228,005	228,010	882,224	193,251	2,143,569	2,107,840

Danny Tan	2021	695,544	—	534,074	500,004	588,000	1,542,364	3,859,986	2,605,097

Chief Supply Chain Officer	2020	618,431	—	1,975,039	475,001	631,166	602,913	4,302,550	3,968,872
	2019	624,689	—	380,023	380,013	1,313,575	666,369	3,364,669	2,956,605

(1)

The amounts reported in this column for 2021 represent the grant date fair value of the Annual PSU Awards granted to each Named Executive Officer and the 2021 Chairman Grants awarded in RSU granted to Ms. Wat and Messrs. Yeung and Chan, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), Compensation—Stock Compensation. The grant date fair value for the Chairman Grants was calculated by multiplying the number of RSUs granted by the closing stock price of a share of Company common stock on the date of grant. The aggregate fair value of PSU awards with performance-based conditions are based on the closing price of our common stock on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. The fair value of PSU awards with market–based conditions has been determined based on the outcome of a Monte-Carlo simulation model. The maximum value of the 2021 PSU awards at the grant date assuming that the highest level of performance conditions will be achieved is as follows: Ms. Wat, $4,907,768; Mr. Yeung, $1,227,058; Mr. Chan, $920,243; Mr. Huang, $1,022,582; Mr. Yuen, $572,710 and Mr. Tan, $818,107. See Note 15 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Audited Financial Statements”) for further discussion of the relevant assumptions used in calculating these amounts.

(2)

The amounts reported in this column for 2021 represent the grant date fair value of the annual SAR awards granted to each of the NEOs, calculated in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating these amounts.

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(3)

Amounts in this column reflect the annual incentive awards earned for the applicable fiscal year performance periods under the annual bonus program, which is described further in our CD&A under the heading “Annual Performance-Based Cash Bonuses.”

(4)	The amounts in this column for 2021 are detailed in the 2021 All Other Compensation Table and footnotes to that table, which follow.

(5)

Certain compensation included in the All Other Compensation column was denominated in Chinese Renminbi. Messrs. Tan and Yuen’s salaries and 2021 annual incentive and bonus awards were denominated in Hong Kong dollars. Compensation paid in Chinese Renminbi or Hong Kong dollars was converted to U.S. dollars using an exchange rate of 6.4489 and 7.7725, respectively, for disclosure purposes.

(6)

The amounts in this column are calculated by subtracting the legacy tax reimbursements reflected in the 2021 All Other Compensation Table below from the “Total” column. As noted in the CD&A, prior to our spin-off from YUM, certain of our NEOs were offered tax equalization benefits as an element of their compensation. These tax equalization benefits represent a legacy compensation arrangement entered into while we were a subsidiary of our former parent. After the spin-off, the Compensation Committee began to phase out tax equalization benefits with respect to the continuing NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements from YUM). We are providing this supplemental Total as we believe it better reflects the compensation decisions made by the Compensation Committee because the compensation received pursuant to the grandfathered tax reimbursements represent legacy contractual agreements entered into prior to the spin-off. The amounts reported in this column differ from, and are not a substitute for, the amounts reported in the “Total” column, as calculated pursuant to the Summary Compensation Table rules.

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2021 ALL OTHER COMPENSATION TABLE

The following table and footnotes summarize the compensation and benefits included under the “All Other Compensation” column in the 2021 Summary Compensation Table that were awarded to, earned by or paid to the Company’s NEOs for the fiscal year ended December 31, 2021.

Name	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	Retirement Scheme Contributions ($)(3)	Other ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)

Ms. Wat	150,590	2,562,032	134,108	56,105	2,902,835

Mr. Yeung	62,934	—	39,566	33,269	135,769

Mr. Chan	99,963	—	29,737	47,768	177,468

Mr. Huang	112,430	91,664	73,966	42,185	320,245

Mr. Yuen	113,224	396,366	59,524	26,954	596,068

Mr. Tan	176,881	1,254,888	69,583	41,012	1,542,364

(1)

Amounts in this column represent: for Ms. Wat, an education reimbursement ($28,960) and housing cost subsidy ($121,630); for Messrs. Yeung, Chan, Huang and Yuen, a housing cost subsidy; and for Mr. Tan, an education reimbursement ($44,765) and housing cost subsidy ($132,116). Such amounts are valued based on the amounts paid directly to the NEOs or the service providers, as applicable.

(2)

Amounts in this column for Ms. Wat, Messrs. Huang, Yuen and Tan represent legacy tax reimbursements for gains realized in 2021 on equity awards granted before 2018, and do not represent any new benefits but rather the settlement of existing contractual agreements.

(3)	This column represents contributions to the BSRCHLRS for all of our NEOs.

(4)

This column reports the total amount of other benefits provided. Such amounts, which are reflective of market practice for similarly situated global executives working in international companies based in mainland China, are paid directly to the NEOs or service providers, as applicable. Other than for certain benefits described below, none of the other benefits individually exceeded the greater of $25,000 or 10% of the total amount of these other benefits and the perquisites and other personal benefits shown in column (b) for the NEO. These other benefits consist of amounts paid for utilities, home leave expenses, transportation allowances, and executive physicals. In 2021, Ms. Wat received home leave reimbursement of $27,478.

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2021 GRANTS OF PLAN-BASED AWARDS

The following table provides information on the annual incentive program that the Company’s NEOs participated in during 2021 and the SARs, Annual PSU Awards and Chairman Grants granted under the Company’s Long Term Incentive Plan in 2021 to the Company’s NEOs.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option/ SAR Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option/ SAR Awards ($/Sh)(4)	Grant Date Fair Value of Stock, Option and SAR Awards ($)(5)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Ms. Wat	—		—	2,642,671	7,928,013	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	171,989	57.39	3,000,004

	2/5/2021		—	—	—	—	—	—	43,562	—	—	2,500,023

	2/5/2021	(6)	—	—	—	10,262	20,523	41,046	—	—	—	1,500,026

	5/25/2021	(6)	—	—	—	13,069	26,137	52,274	—	—	—	1,703,871

Mr. Yeung	—		—	786,411	2,359,233	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	42,998	57.39	750,014

	2/5/2021		—	—	—	—	—	—	27,880	—	—	1,600,033

	2/5/2021	(6)	—	—	—	2,566	5,131	10,262	—	—	—	375,025

	5/25/2021	(6)	—	—	—	3,268	6,535	13,070	—	—	—	426,017

Mr. Chan	—		—	472,356	1,417,068	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	32,248	57.39	562,502

	2/5/2021		—	—	—	—	—	—	26,137	—	—	1,500,002

	2/5/2021	(6)	—	—	—	1,924	3,848	7,696	—	—	—	281,250

	5/25/2021	(6)		—	—	2,451	4,901	9,802	—	—	—	319,496

Mr. Huang	—		—	733,715	2,201,145	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	35,831	57.39	625,000

	2/5/2021	(6)	—	—	—	2,138	4,276	8,552	—	—	—	312,533

	5/25/2021	(6)	—	—	—	2,723	5,446	10,892	—	—	—	355,025

Mr. Yuen	—		—	417,452	1,252,356	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	20,066	57.39	350,011

	2/5/2021	(6)	—	—	—	1,198	2,395	4,790	—	—	—	175,051

	5/25/2021	(6)	—	—	—	1,525	3,050	6,100	—	—	—	198,830

Mr. Tan	—		—	560,000	1,680,000	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	28,665	57.39	500,004

	2/5/2021	(6)	—	—	—	1,711	3,421	6,842	—	—	—	250,041

	5/25/2021	(6)	—	—	—	2,179	4,357	8,714	—	—	—	284,033

(1)

Amounts in columns (c), (d) and (e) provide the minimum, target and maximum amounts payable as annual incentive compensation to each NEO based on team and individual performance during 2021. The actual amounts of annual incentive compensation awards paid for 2021 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table. The performance measurements, performance targets and target bonus percentages are described in the CD&A, beginning under the heading “Annual Performance-Based Cash Bonuses.”

(2)

Amounts in column (i) represent the number of 2021 Chairman Grants awarded to selected Company executive officers and employees, including Ms. Wat and Messrs. Yeung and Chan. The 2021 Chairman Grants were granted in RSUs on February 5, 2021 and vest 100% on the third anniversary of the grant, subject to the recipient’s

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continued employment through the vesting date. During the vesting period, the RSUs will be adjusted to reflect the accrual of dividend equivalents, which will be distributed as additional Company shares at the same time and to the extent the underlying shares vest.

(3)

SARs allow the grantee to receive the number of shares of the underlying common stock that is equal in value to the appreciation in the underlying common stock with respect to the number of SARs granted from the date of grant to the date of exercise. SARs become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to the recipient’s continued employment through the applicable vesting date.

(4)	The exercise price of the SARs equals the closing price of the underlying common stock on the grant date.

(5)

The amounts reported in this column for 2021 represent the grant date fair value of the annual SAR awards, the Annual PSU Awards granted to each of the NEOs and the Chairman Grants awarded to Ms. Wat and Messrs. Yeung and Chan, calculated in accordance with ASC 718. The aggregate fair value of PSU awards with performance-based conditions are based on the closing price of our common stock on the date of grant and the probable satisfaction of the performance conditions as of the date of grant. The fair value of PSU awards with market –based conditions has been determined based on the outcome of a Monte-Carlo simulation model. The grant date fair value of the RSUs was determined based on the closing stock price of Company common stock on the date of grant. See Note 15 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating the grant date fair value for the SAR, RSU and PSU awards.

(6)

Amounts reported in this row and associated with columns (f), (g) and (h) provide the threshold, target and maximum numbers of shares of common stock that may be received by the grantee upon vesting of the Annual PSU Awards. The Annual PSU Awards granted to each of the NEOs on February 5, 2021 and May 25, 2021 will be settled in shares of common stock, subject to the achievement of performance goals relating to rTSR, Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth during a performance period beginning on January 1, 2021 and extending through December 31, 2023, and the NEO’s continued employment through the last day of the performance period. Amounts reported in the “Threshold” column represent payout of 50% of target PSUs awarded, and amounts reported in the “Maximum” column represent payout of 200% of the target PSUs awarded.

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OUTSTANDING EQUITY AWARDS AT 2021 YEAR-END

The following table shows the number of Company shares covered by exercisable and unexercisable SARs, unvested RSUs and unvested PSUs held by the Company’s NEOs on December 31, 2021. This table excludes any YUM shares received by the NEOs upon conversion of their outstanding YUM equity awards in connection with the spin-off.

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)
Ms. Wat	2/6/2015	27,063	—		22.32	2/6/2025	—		—	—		—

	3/25/2015	32,309	—		23.90	3/25/2025	—		—	—		—

	2/5/2016	41,316	—		21.06	2/5/2026	—		—	—		—

	11/11/2016	48,846	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	111,774	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	139,613	46,538	(i)	40.29	2/9/2028	—		—	—		—

	2/7/2019	93,050	93,050	(ii)	41.66	2/7/2029	—		—	—		—

	2/7/2020	46,765	140,298	(iii)	42.71	2/7/2030	—		—	23,213	(i)	1,156,926

	2/7/2020	—	—		—	—	—		—	312,666	(ii)	15,583,273

	2/5/2021	—	171,989	(iv)	57.39	2/5/2031	43,931	(i)	2,189,536	10,262	(iii)	511,433

	5/25/2021	—	—		—	—				13,069	(iii)	651,334

Mr. Yeung	11/1/2019	—	—		—	—	8,335	(ii)	415,440	—		—

	2/7/2020	11,224	33,672	(iii)	42.71	2/7/2030	—		—	5,571	(i)	277,669

	2/7/2020	—	—		—	—	—		—	52,112	(ii)	2,597,262

	2/5/2021	—	42,998	(iv)	57.39	2/5/2031	28,116	(i)	1,401,319	2,566	(iii)	127,865

	5/25/2021	—	—		—	—	—		—	3,268	(iii)	162,852

Mr. Chan	9/3/2019	—	—		—	—	3,571	(iv)	177,970	—		—

	2/7/2020	7,482	22,449	(iii)	42.71	2/7/2030	—		—	3,714	(i)	185,126

	2/7/2020	—	—		—	—	—		—	39,084	(ii)	1,947,947

	2/5/2021	—	32,248	(iv)	57.39	2/5/2031	26,359	(i)	1,313,712	1,924	(iii)	95,892

	5/25/2021	—	—		—	—	—		—	2,451	(iii)	122,133

Mr. Huang	2/6/2013	9,652	—		19.00	2/6/2023	—		—	—		—

	2/5/2014	6,797	—		21.30	2/5/2024	—		—	—		—

	2/5/2014	9,516	—		21.30	2/5/2024	—		—	—		—

	2/6/2015	10,149	—		22.32	2/6/2025	—		—	—		—

	2/5/2016	13,772	—		21.06	2/5/2026	—		—	—		—

	11/11/2016	24,423	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	37,258	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	24,407	8,136	(i)	40.29	2/9/2028	—		—	—		—

	2/7/2019	16,377	16,377	(ii)	41.66	2/7/2029	10,819	(iii)	539,194	—		—

	2/7/2020	11,224	33,672	(iii)	42.71	2/7/2030	—		—	5,571	(i)	277,669

	2/7/2020	—	—		—	—	—		—	52,112	(ii)	2,597,262

	2/5/2021	—	35,831	(iv)	57.39	2/5/2031	—		—	2,138	(iii)	106,558

	5/25/2021	—	—		—	—	—		—	2,723	(iii)	135,714

72	YUM CHINA – 2022 Proxy Statement

EXECUTIVE COMPENSATION

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)

Mr. Yuen	2/6/2013	3,591	—		19.00	2/6/2023	—		—	—		—

	2/5/2014	3,602	—		21.30	2/5/2024	—		—	—		—

	2/6/2015	4,060	—		22.32	2/6/2025	—		—	—		—

	2/6/2015	4,060	—		22.32	2/6/2025	—		—	—		—

	2/5/2016	4,614	—		21.06	2/5/2026	—		—	—		—

	2/10/2017	11,364	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	12,647	4,216	(i)	40.29	2/9/2028	—		—	—		—

	2/7/2019	8,486	8,487	(ii)	41.66	2/7/2029	5,606	(iii)	279,398	—		—

	2/7/2020	6,079	18,240	(ii)	42.71	2/7/2030	—		—	3,018	(i)	150,417

	2/7/2020	—	—		—	—	—		—	39,084	(ii)	1,947,947

	2/5/2021	—	20,066	(iv)	57.39	2/5/2031	—		—	1,198	(iii)	59,683

	5/25/2021	—	—		—	—	—		—	1,525	(iii)	76,006

Mr. Tan(5)	11/11/2016	24,423	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	37,258	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	—	7,027		40.29	2/9/2028	—		—	—		—

	2/7/2019	—	14,144		41.66	2/7/2029	9,344		465,682	—		—

	2/7/2020	—	26,657		42.71	2/7/2030	—		—	4,410		219,814

	2/7/2020	—	—		—	—	—		—	39,084		1,947,947

	2/5/2021	—	28,665		57.39	2/5/2031	—		—	1,711		85,251

	5/25/2021	—	—		—	—	—		—	2,179		108,576

(1)	The actual vesting dates for unexercisable SARs are as follows:

(i)	Remainder of the unexercisable award vested on February 9, 2022.

(ii)	One-half of the unexercisable award vested or will vest on each of February 7, 2022 and 2023.

(iii)	One-third of the unexercisable award vested or will vest on each of February 7, 2022, 2023 and 2024.

(iv)	One-fourth of the unexercisable award vested or will vest on each of February 5, 2022, 2023, 2024 and 2025.

(2)

The RSUs reported in this column include additional RSUs received with respect to dividend equivalents, which remain subject to the same underlying vesting conditions. The actual vesting dates for unvested RSUs are as follows:

(i)	The RSUs will vest in full on February 5, 2024.

(ii)	The RSUs will vest on November 1, 2022.

(iii)	The RSUs vested in full on February 7, 2022.

(iv)	The RSUs will vest on September 3, 2022.

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EXECUTIVE COMPENSATION

(3)	The market value of each award is calculated by multiplying the number of shares covered by the award by $49.84, the closing price of the Company’s stock on the NYSE on December 31, 2021.

(4)	The awards reported in this column represent PSU awards granted to the NEOs with the following vesting terms:

(i)

PSU awards that are scheduled to vest based on the Company’s Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth, with a rTSR payout modifier, over the January 1, 2020 through December 31, 2022 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount reported for this award is reported assuming threshold payout. Based on performance, these PSUs will vest in full on December 31, 2022.

(ii)

PSU awards that are scheduled to vest based on the absolute Company stock price hurdles, Adjusted Total Revenue Growth, Adjusted EBITDA Growth and transformational objectives, over the January 1, 2020 through December 31, 2023 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. The PSU swards are subject to different goals with different levels of projected performance and the amount reported for this award is reported assuming target payout. Based on performance, these PSUs will vest in full on December 31, 2023.

(iii)

PSU awards that are scheduled to vest based on the Company’s achievement of rTSR performance goals and the Company’s Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth, over the January 1, 2021 through December 31, 2023 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount reported for this award is reported assuming threshold payout. Based on performance, these PSUs will vest in full on December 31, 2023.

(5)

In accordance with the terms of the award agreements, Mr. Tan has 90 days from the last day of employment to exercise his vested SARs, and all of his unvested equity awards were forfeited upon his departure.

74	YUM CHINA – 2022 Proxy Statement

EXECUTIVE COMPENSATION

2021 OPTION/SAR EXERCISES AND STOCK VESTED

The table below shows the number of Company shares acquired during 2021 upon the exercise of Company SAR awards and the vesting of Company stock awards and before payment of applicable withholding taxes and broker commissions. This table does not include any shares acquired upon the exercise or vesting of outstanding YUM equity awards.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Ms. Wat	—	—	145,218	8,064,169	(1)

Mr. Yeung	—	—	8,069	469,965

Mr. Chan	—	—	3,440	215,008

Mr. Huang	6,342	418,581	32,143	1,903,658

Mr. Yuen	1,480	81,570	5,812	354,909

Mr. Tan	34,112	1,668,564	9,688	591,535

(1)

This amount includes the number of shares acquired upon the vesting of the 2019 PSU award based on performance during the 2019-2021 performance period, with the value realized on vesting determined based on the closing stock price of our common stock on December 31, 2021.

Nonqualified Deferred Compensation

The Company offers certain executives working in China retirement benefits under the BSRCHLRS. Under this program, executives may make personal contributions and the Company provides a company-funded contribution ranging from 5% to 10% of an executive’s base salary. In 2021, Mr. Tan made a personal contribution to the BSRCHLRS equal to 5% of base salary. The Company’s contribution for 2021 was equal to 5% of salary for Messrs. Yeung and Chan, and 10% of salary for each of Ms. Wat and Messrs. Huang, Yuen and Tan. Participants may elect a variety of mutual funds in which to invest their account balances under the plan. Additionally, upon termination, participants receive a lump sum equal to a percentage of the Company’s contributions, including investment returns. This percentage is based on a vesting schedule that provides participants with a vested 30% interest upon completion of a minimum of three years of service, and an additional 10% vested interest for each additional completed year, up to a maximum of 100%. In connection with Mr. Tan’s departure in February 2022, Mr. Tan received a lump sum distribution from the BSRCHLRS.

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EXECUTIVE COMPENSATION

2021 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
	(a)	(b)	(c)	(d)	(e)

Ms. Wat	—	134,108	—	—	582,608	(5)

Mr. Yeung	—	39,566	—	—	83,893	(5)

Mr. Chan	—	29,737	—	—	71,240	(5)

Mr. Huang	—	73,966	—	—	499,617	(5)

Mr. Yuen	—	59,524	—	—	347,921	(5)

Mr. Tan	34,792	69,583	—	—	465,553	(5)

(1)	Amounts in this column reflect Mr. Tan’s personal contributions to the BSRCHLRS with respect to 2021.

(2)	Amounts in this column reflect registrant contributions to the BSRCHLRS for the NEOs and which are reflected in the 2021 Summary Compensation Table.

(3)

Under the Hong Kong Data Privacy Act, the administrator of the BSRCHLRS is restricted from disclosing individual account balances under the BSRCHLRS, and accordingly, the Company is unable to compile earnings information with respect to the BSRCHLRS. Under the terms of the BSRCHLRS, participants may elect a variety of mutual funds in which to invest their account balances under the BSRCHLRS.

(4)	The amounts reflected in this column are the estimated year-end balances for the NEOs under the BSRCHLRS.

(5)

This amount represents the aggregate amount of Company contributions, excluding investment returns. See note (3) to this table for further information regarding investment returns with respect to the BSRCHLRS. This amount was denominated in Hong Kong dollars and was converted to U.S. dollars using an exchange rate of 7.7725 Hong Kong dollars to U.S. dollars for disclosure purposes.

Potential Payments upon a Termination or a Change in Control

Termination of Employment without a Change in Control. As noted in the CD&A, during 2021, the Compensation Committee adopted the Executive Severance Plan, which provides severance benefits to our NEOs upon termination of employment by the Company without cause or, for participants subject to PRC law, termination for any statutory reason and subject to severance pay under PRC law (each, an “Executive Severance Plan Qualifying Termination”). In the event of an Executive Severance Plan Qualifying Termination, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant (including, without limitation, the Restrictive Covenant Letter Agreements and the Company’s change in control severance plan, pro-

vided that in the event of a qualifying termination under the change in control severance plan, the terms of the change in control severance plan will govern), the following severance benefits:

•

Cash severance benefits consisting of the greater of (i) the sum of statutory severance payable under PRC law and an amount equal to five times the participant’s average monthly salary in the 12 months prior to the Executive Severance Plan Qualifying Termination as consideration for compliance with certain restrictive covenants, including covenants relating to non-competition as further described below and (ii) the sum of the participant’s monthly base salary plus 1/12

76	YUM CHINA – 2022 Proxy Statement

EXECUTIVE COMPENSATION

of the participant’s target annual bonus, multiplied by a severance multiple of 24, in the case of the CEO, and 12 for all other participants;

•

Any accrued, but unpaid as of the date of the Executive Severance Plan Qualifying Termination, annual cash bonus for any completed fiscal year preceding an Executive Severance Plan Qualifying Termination; and

•

If the Executive Severance Plan Qualifying Termination occurs on or after June 30, a pro-rated annual bonus for the year of the Executive Severance Plan Qualifying Termination based on actual performance and pro-rated for the employment period during the year.

In the event of a participant’s material breach of a material obligation to the Company pursuant to any award or agreement between the participant and the Company, including a material breach of the restrictive covenants set forth in any offer letter, restrictive covenant or other agreement entered into by the participant with the Company or a determination that an event constituting “cause” has occurred, then the Compensation Committee may (i) terminate the participant’s right to receive payments under the Executive Severance Plan and (ii) seek the recoupment of any payments previously made to the participant under the Executive Severance Plan, including through exercising rights of set-off, forfeiture or cancellation, to the full extent permitted by law, with respect to any other awards, benefits or payments otherwise due to the participant from the Company or any of its affiliates.

The Company is party to Restrictive Covenant Letter Agreements with each NEO. The Restrictive Covenant

Letter Agreements include restrictive covenants relating to non-disclosure, non-competition, non-solicitation and non-disparagement, as well as cooperation in investigations and litigation clauses. As consideration for the restrictive covenants, the Company is obligated to pay an amount equivalent to five times the NEO’s average monthly salary upon a termination of employment, other than in the case of a change-in-control-related termination or the NEO’s death. Such amount would be offset by amounts otherwise owed under any other termination-related agreement between the employee and the Company (including the Executive Severance Plan) so that there is no duplication of payments.

The Company’s equity awards provide for pro-rata vesting for terminations due to death, retirement (age 55 and ten years of service or age 65 and five years of service) or involuntary termination by the Company without cause, with PSUs determined based on actual performance. Outstanding equity awards are forfeited upon a termination for cause. If the NEOs’ employment had terminated as of December 31, 2021 without cause or due to death or retirement, they would have been entitled to pro-rata vesting of their outstanding RSUs, SARs and PSUs as follows: Ms. Wat, $12,360,918; Mr. Yeung, $ 2,550,850; Mr. Chan, $1,955,632; Mr. Huang, $2,677,732 and Mr. Yuen, $1,712,176, assuming target performance for purposes of this disclosure. As of December 31, 2021, Messrs. Huang and Yuen were retirement eligible.

The below table shows the maximum amount of payments and other benefits that each continuing NEO would have received upon a qualifying termination under the Executive Severance Plan on December 31, 2021 and the Company’s equity award agreements, assuming target performance of the PSUs for purposes of this disclosure.

	Wat $	Yeung $	Chan $	Huang $	Yuen $
Cash Severance	8,100,000	1,600,000	1,080,000	1,480,000	1,020,000
Release Payment	1,551	1,551	1,551	1,551	1,551
Pro-rata Vesting of SARs	1,061,916	73,358	48,908	205,978	108,461
Pro-rata Vesting of RSUs	669,025	497,421	460,735	524,216	271,637
Pro-rata Vesting of PSUs	10,629,977	1,980,070	1,445,989	1,947,537	1,332,078

TOTAL	20,462,469	4,152,400	3,037,183	4,159,282	2,733,727

YUM CHINA – 2022 Proxy Statement	77

EXECUTIVE COMPENSATION

Termination of Employment Following a Change in Control. As noted in the CD&A, the Company maintains a change in control severance plan, which provides severance benefits to our NEOs in the event of a termination of employment by the Company without “cause” or by the NEO due to “good reason,” in each case within 24 months following a change in control (a “CIC Qualifying Termination”). Each NEO has executed a participation and restrictive covenant agreement to participate in the Change in Control Severance Plan, which contains restrictive covenants in favor of the Company relating to non-competition, non-solicitation, non-disclosure, and non-disparagement. In the event of a CIC Qualifying Termination under the Change in Control Severance Plan, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant, the following severance benefits:

•

An amount equal to the “Severance Multiple” multiplied by the sum of (x) such NEO’s monthly base salary in effect immediately prior to a CIC Qualifying Termination (or prior to any reduction for purposes of good reason) and (y) 1/12 of the greater of such NEO’s annual target cash bonus for the calendar year in which the CIC Qualifying Termination occurs and the most recent annual cash bonus paid to the NEO, with such amounts payable over the 12-month period following the NEO’s termination of employment. The Severance Multiple is 30 for the CEO and 24 for each of the other participating NEOs.

•

Any accrued, but unpaid as of the date of the CIC Qualifying Termination, annual cash bonus for any completed fiscal year preceding a CIC Qualifying Termination, to be paid within 60 days of the CIC Qualifying Termination.

•	Accrued benefits under any retirement plan or health or welfare plan.

•	If permitted by the terms of the Company’s health plan and applicable law, continued health insurance cover-

age, subsidized by the Company at active employee rates, through the earlier of the one-year anniversary of the participant’s termination of employment and the participant becoming eligible for health insurance coverage under another employer’s plan.

•	Outplacement services, in an aggregate cost to the Company not to exceed $25,000, for a one-year period (or, if earlier, until the NEO accepts an offer of employment).

Under the terms of our equity agreements, all outstanding SARs and RSUs would fully and immediately vest following a change in control of the Company if the NEO is employed on the date of the change in control and is involuntarily terminated (other than for cause) on or within two years following the change in control. Under the terms of Annual PSU Awards starting from 2020 and the 2020 Partner PSU Awards, if the NEO is employed on the date of the change in control and resigns for good reason or is involuntarily terminated other than for cause within two years following a change in control, then vesting shall be measured based on the greater of (i) actual performance for the performance period through the date of termination of employment and (ii) target performance (provided, however, that if the change in control and termination of employment occur during the first year of the performance period, then performance will be measured based on target performance). In addition, beginning with the 2020 equity awards, if awards are not effectively assumed in a change in control of the Company, then the awards will vest in full upon such change in control with any stock price performance goal vesting based on the per share transaction price in such change in control and the other performance goals vesting at the greater of actual performance through the date of the change in control and target performance (provided, however, if the change in control occurs during the first year of the performance period, then performance will be measured based on target performance).

78	YUM CHINA – 2022 Proxy Statement

EXECUTIVE COMPENSATION

The below table shows the maximum amount of payments and other benefits that each continuing NEO would have received upon a change in control and qualifying termination on December 31, 2021 under the terms of the change in control severance plan and the Company’s equity award agreements, assuming target performance of the PSUs for purposes of this disclosure.

	Wat $	Yeung $	Chan $	Huang $	Yuen $
Cash Severance	10,125,000	3,200,000	2,160,000	2,960,000	2,123,198
Continued Health Insurance Coverage	18,885	11,517	17,770	11,517	13,487
Outplacement Services	25,000	25,000	25,000	25,000	25,000
Accelerated Vesting of SARs	2,205,912	240,081	160,061	451,744	239,738
Accelerated Vesting of RSUs	2,189,536	1,816,760	1,491,682	539,194	279,398
Accelerated Vesting of PSUs	21,063,899	3,920,908	2,882,072	3,823,308	2,628,266

TOTAL	35,628,232	9,214,266	6,736,585	7,810,763	5,309,087

Arrangement with Mr. Tan

In connection with Mr. Tan’s departure, the Company entered into a post-termination agreement with Mr. Tan (the “Tan Termination Agreement”). Under the Tan Termination Agreement, the Company agreed to pay Mr. Tan’s 2021 annual cash bonus based on actual performance, which was paid at the same time that the 2021 annual cash bonuses were paid to the other NEOs, a payment of HK$2,260,415 ($290,236, based on the exchange rate of 7.7882 Hong Kong dollars to U.S. dollars), representing five times Mr. Tan’s average gross monthly salary in the past 12 months pursuant to the terms of his prior Restrictive Covenant Letter Agreement, as well as a release payment of RMB10,000 ($1,564, based on the exchange rate of 6.3949 RMB to U.S. dollars) and a long-service payment of HK$375,000 ($48,150, based on the exchange rate of 7.7882 Hong Kong dollars to U.S. dollars) in accordance with applicable local requirements. If Mr. Tan receives a tax rebate with respect to the long-service payment, Mr. Tan is required to return such rebate to the Company. In accordance with the terms of the award agreements, Mr. Tan has 90 days from the last date of employment to exercise his vested SARs, and all of his unvested equity awards were forfeited upon his departure. The Tan Termination Agreement provides for restrictive covenants in favor of the Company relating to non-competition, non-solicitation, non-disparagement, and non-disclosure.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Ms. Wat.

Identification of Median Pay Employee

The Company employed over 450,000 persons as of year-end 2021, and substantially all of them are based in China. Given the nature of its operations, approximately 90% of the Company’s employees were restaurant crewmembers. Approximately 75% of the 405,000 crewmembers worked part-time, approximately 41% of whom attended university at the same time, and were paid on an hourly basis. Our wage rates for crewmembers are deter-

mined based on a number of factors, including but not limited to cost of living, labor supply and demand, and competitive market pay rates in the city in which the crewmember works.

We selected December 31, 2021, as the date on which to determine our median employee. For purposes of identifying the median employee from the employee population base (excluding Ms. Wat), we considered the total compensation of all of our employees, as compiled from our payroll records. In addition, we measured compensation for purposes of determining the median employee using December 2021 payroll records. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

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EXECUTIVE COMPENSATION

Using this methodology, our median employee was identified as a part-time crewmember located in a second-tier city in China.

Ratio

For 2021:

•	The annual total compensation of the median employee, as identified above, was $6,738.

•	Ms. Wat’s annual total compensation, as reported in the Total column of the 2021 Summary Compensation Table, was $16,555,672.

•	Based on this information, the ratio of the annual total compensation of Ms. Wat to the median of the annual total compensation of all employees is approximately 2,457 to 1.

Our pay ratio is significantly impacted by the fact that substantially all of our employees are based in China,

approximately 75% of our 405,000 crewmembers are employed on a part-time and hourly basis, and typical wages vary between the cities in which our restaurants are located.

The above ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

To provide supplemental disclosure and not as a substitute for the pay ratio calculated in accordance with SEC executive compensation disclosure rules, we also reviewed the CEO pay ratio excluding the value of the one-time Chairman Awards granted in February 2021. Excluding such awards, the CEO’s 2021 annual total compensation would have been $14,055,649 and the CEO pay ratio for fiscal 2021 would have been 2,086 to 1.

80	YUM CHINA – 2022 Proxy Statement

EXECUTIVE COMPENSATION

2021 DIRECTOR COMPENSATION

The Company primarily uses stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Nominating and Governance Committee of the Board considers advice from the compensation consultant and reviews and makes recommendations to the Board with respect to the compensation and benefits of directors on an annual basis. The Company’s director compensation structure for 2021 is discussed below.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors. Please see the 2021 Summary Compensation Table for the compensation received by Ms. Wat during 2021 for her role as CEO of the Company.

Non-Employee Directors Retainer. Our non-employee directors were each compensated with an annual retainer equal to $275,000, payable in Company common stock or, if requested by a director, up to one-half in cash. The annual retainers were paid in June 2021 to compensate the directors for their services from June 1, 2021 to May 31, 2022.

Chairman and Committee Chairperson Retainer. In addition to the annual retainer paid to all non-employee directors, the Chairman of the Board (Dr. Hu) received an additional annual cash retainer of $225,000. The Chairperson of the Audit Committee (Mr. Bassi) received an additional $30,000 stock retainer, the Chairperson of the Compensation Committee (Ms. Lu) received an additional $20,000 stock retainer, the Chairperson of the Nominating and Governance Committee (Dr. Hu) received an additional $15,000 stock retainer, and the Chairperson of the Food Safety and Sustainability Committee (Mr. Shao) received an additional $15,000 stock retainer. All such retainers were paid in June 2021 to compensate the directors for their services from June 1, 2021 to May 31, 2022.

The table below summarizes cash compensation earned by and stock retainers granted to each non-employee director during 2021.

Name	Fees Earned or Paid in Cash($)		Stock Awards ($)(5)	All Other Compensation ($)		Total ($)
(a)	(b)		(c)	(d)		(e)

Peter A. Bassi	137,500	(1)	167,500	—		305,000

Edouard Ettedgui	—		275,000	—		275,000

Cyril Han	—		275,000	—		275,000

Louis T. Hsieh	137,500	(1)	137,500	—		275,000

Fred Hu	225,000	(2)	290,000	—		515,000

Ruby Lu	—		295,000	—		295,000

Zili Shao	—		290,000	—		290,000

William Wang	—		275,000	—		275,000

Min (Jenny) Zhang	137,500	(3)	137,500	—		275,000

Christian L. Campbell	—		—	127,500	(6)	127,500

Ed Yiu-Cheong Chan	—	(4)	—	—		—

(1)	Represents the portion of the annual retainer that Messrs. Bassi and Hsieh elected to receive in cash rather than equity.

(2)	Represents the annual cash retainer paid to Dr. Hu as Chairman of the Board.

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EXECUTIVE COMPENSATION

(3)	Represents the portion of the annual retainer that Ms. Zhang elected to receive in cash rather than equity. Ms. Zhang was first elected to the Board at the 2021 Annual Meeting of Stockholders.

(4)

Mr. Chan did not stand for re-election at the 2021 Annual Meeting of Stockholders. While Mr. Chan served as a director during 2021, he did not receive any compensation in 2021 with respect to such service, as his 2020 equity grant that was reported in the 2020 Director Compensation Table represented compensation for his service until May 2021.

(5)

Represents the grant date fair value for annual stock retainer awards granted in 2021. Each director received shares of Company common stock determined by dividing the applicable annual retainer by the closing market price of a share of Company common stock on the date of grant, with any fractional shares paid in cash rather than equity.

(6)

Mr. Campbell did not stand for re-election at the 2021 annual meeting of stockholders. While Mr. Campbell served as a director during 2021, he did not receive any compensation in 2021 with respect to such service, as his 2020 equity grant that was reported in the 2020 Director Compensation Table represented compensation for his service until May 2021. On July 15, 2021, Mr. Campbell entered into a senior advisor service contract with the Company, pursuant to which Mr. Campbell will provide governance and other advisory services to the Board from July 1, 2021 to May 31, 2022, with a monthly retainer of $21,000. Pursuant to the senior advisor service contract, hours in excess of 42 hours per quarter were paid at $1,500 per hour. The amount represents the advisory retainer paid to Mr. Campbell in 2021.

Stock Ownership Requirements. Although our directors are not subject to the Stock Ownership Guidelines, we nevertheless expect our directors to own a meaningful number of shares of Company common stock, and we have a share retention policy in place for directors. Pursu-

ant to the share retention policy, no director may sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

82	YUM CHINA – 2022 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2021, the equity compensation we may issue to our directors, officers, employees and other persons under the Company’s Long Term Incentive Plan (the “LTIP”), which was approved by YUM as the Company’s sole stockholder prior to the Company’s spin-off from YUM.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	12,811,477	(1)	31.65	(2)	10,060,206	(3)

Equity compensation plans not approved by security holders	—		—		—

TOTAL	12,811,477		31.65		10,060,206

(1)	Includes 1,988,944 shares issuable in respect of RSUs and PSUs.

(2)	RSUs and PSUs do not have an exercise price. Accordingly, this amount represents the weighted-average exercise price of outstanding SARs and stock options.

(3)

After the spin-off, full value awards granted to the Company’s employees under the LTIP, including RSUs and PSUs, will reduce the number of shares available for issuance by two shares. SARs granted to the Company’s employees under the LTIP will reduce the number of shares available for issuance only by one share.

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AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Peter A. Bassi (Chair), Cyril Han, Louis T. Hsieh, Zili Shao and Min (Jenny) Zhang, each of whom are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE. For additional information about the members of the Audit Committee, see “Governance of the Company—What are the Committees of the Board?”

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s responsibilities are set forth in the charter. The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval. The charter is available on our website at ir.yumchina.com.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s internal audit function and independent auditor. The Audit Committee has the authority to obtain advice and assistance from independent legal, accounting or other advisors as the Audit Committee deems necessary or appropriate to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee has sole authority to appoint, determine funding for or replace the independent auditor and manages the Company’s relationship with its independent auditor, which reports directly to the Audit Committee. Each year, the Audit Committee evaluates the perfor-

mance, qualifications and independence of the independent auditor. In doing so, the Audit Committee considers whether the independent auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditor.

The members of the Audit Committee meet periodically in separate executive sessions with management (including the Company’s Chief Financial Officer, Chief Legal Officer and Principal Accounting Officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

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AUDIT COMMITTEE REPORT

What matters have members of the Audit Committee discussed with management and the independent auditor?

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During 2021, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S. and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditor of matters required to be discussed pursuant to applicable requirements of the PCAOB and the SEC, including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, disclosures related to critical accounting practices, and critical audit matters during the course of the audit. The Audit Committee has also discussed with KPMG matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG required by applicable require-

ments of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether non-audit services provided by the independent auditor are compatible with the independent auditor’s independence. The Audit Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee monitored the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviewed and discussed legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditor.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2021?

Based on the Audit Committee’s discussions with management and the independent auditor and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Board of Directors, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

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AUDIT COMMITTEE REPORT

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Peter A. Bassi, Chair

Cyril Han

Louis T. Hsieh

Zili Shao

Min (Jenny) Zhang

86	YUM CHINA – 2022 Proxy Statement

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $10,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of Company common stock.

How may I elect to receive stockholder materials?

For stockholders of our common stock registered on our U.S. register

Stockholders with shares registered directly in their name who received stockholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide stockholders with added convenience, to reduce our environmental impact and to reduce annual report printing and mailing costs.

To elect this option, go to www.computershare.com, click on Login to Investor Center, log in and locate the option to receive Company mailings via e-mail. Stockholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our transfer agent, Computershare Trust Company, N.A., 505000, Louisville, KY 40233-5000, or by logging onto www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare Trust Company, N.A.

For stockholders of our common stock registered on our Hong Kong register

We will publish annual reports and proxy statements on our website and on HKEX’s website in English and Chinese. We will provide printed copies of proxy materials in English and Chinese at no cost upon your request.

YUM CHINA – 2022 Proxy Statement	87

ADDITIONAL INFORMATION

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and the annual report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials.

Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or to Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Investor Relations.

May I propose actions for consideration at next year’s annual meeting of the Company’s stockholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at the 2023 annual meeting of the Company’s stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, by December 16, 2022. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In addition, our Bylaws include provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of the outstanding shares of Company common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a num-

ber of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances (the “Proxy Access”). Pursuant to our Proxy Access bylaw, stockholder nomination of directors to be included in our proxy statement and proxy card for the 2023 annual meeting of the Company’s stockholders must be received by our Corporate Secretary no earlier than November 15, 2022 and no later than December 15, 2022. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates pursuant to Proxy Access.

Under our Bylaws, stockholders may also nominate persons for election as directors at an annual meeting or introduce an item of business that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting must be submitted in writing to our Corporate Secretary at our principal execu-

88	YUM CHINA – 2022 Proxy Statement

ADDITIONAL INFORMATION

tive offices, and the stockholder submitting any such nomination or item of business must include information set forth in our Bylaws. For the 2023 annual meeting of the Company’s stockholders, we must receive the notice of your intention to introduce a nomination or to propose an item of business no earlier than January 27, 2023 and no later than February 26, 2023, unless we hold the 2023 annual meeting before April 27, 2023 or after June 26, 2023, in which case notice must be received no later than 10 days after notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders must also satisfy the other requirements specified in our

Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 28, 2023.

Is any other business expected to be conducted at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth and business plans of Yum China, including Yum China’s sustainability goals. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances,

YUM CHINA – 2022 Proxy Statement	89

ADDITIONAL INFORMATION

except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 pandemic and regional outbreaks caused by existing or new COVID-19 variants, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China.

In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the SEC (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021) for additional detail about factors that could affect our financial and other results.

90	YUM CHINA – 2022 Proxy Statement

w SCAN TO VIEW MATERIALS & VOTE YUM CHINA HOLDINGS, INC. 7100 CORPORATE DRIVE PLANO, TX 75024 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 a.m. on May 26, 2022 Beijing/Hong Kong time / 11:59 p.m. on May 25, 2022 U.S. Eastern time. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/YUMC2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 a.m. on May 26, 2022 Beijing/Hong Kong time / 11:59 p.m. on May 25, 2022 U.S. Eastern time. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. D74754-P70528 YUM CHINA HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: 1a. Fred Hu For Abstain Against 1b. Joey Wat The Board of Directors recommends you vote FOR proposals 2 and 3. 1c. Peter A. Bassi 2. Ratification of the Appointment of KPMG Huazhen LLP as the Company’s Independent Auditor for 2022 1d. Edouard Ettedgui 3. Advisory Vote to Approve Executive Compensation NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 1e. Cyril Han 1f. Louis T. Hsieh 1g. Ruby Lu 1h. Zili Shao 1i. William Wang 1j. Min (Jfcenny) Zhang Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

D74755-P70528 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. YUM CHINA HOLDINGS, INC. Annual Meeting of Stockholders 8:00 a.m. on May 27, 2022 Beijing/Hong Kong Time / 8:00 p.m. on May 26, 2022 U.S. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Andy Yeung and Joseph Chan, or either of them, as proxies, each with the power to appoint his substitute, revoking all proxies previously given, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Yum China Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via a live webcast at www.virtualshareholdermeeting.com/YUMC2022 at 8:00 a.m. on May 27, 2022 Beijing/Hong Kong Time / 8:00 p.m. on May 26, 2022 U.S. Eastern Time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side